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                                                                       EXHIBIT 4
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                                   MetLife(R)
                       METROPOLITAN LIFE INSURANCE COMPANY

                               One Madison Avenue
                            New York, New York 10010


Metropolitan Life Insurance Company (referred to as "we, us and our") will make
Income Payments as described in this Contract beginning on the Annuity Date.



FREE LOOK PROVISION - RIGHT TO CANCEL

This Contract may be returned for any reason within 10 days after you receive it by mailing or delivering the Contract to either us or the agent who sold it.
Return of this Contract by mail is effective on being postmarked, properly addressed and postage prepaid. We will promptly refund your Account Balance as of the Business Day we receive your Contract. Your Account Balance may be more or less than your Purchase Payment.

Signed for the Company.

/s/ Gwenn L. Carr                    /s/  Robert H. Benmosche

    Gwenn L. Carr                    Robert H. Benmosche
    Vice-President & Secretary          Chairman of the Board
                                          President and Chief Executive Officer



                     INDIVIDUAL FLEXIBLE PURCHASE PAYMENT

                      DEFERRED VARIABLE ANNUITY CONTRACT



                               NONPARTICIPATING



                         READ YOUR CONTRACT CAREFULLY.



INCOME PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE
INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT
GUARANTEED AS TO DOLLAR AMOUNT.

PPS (07/01)
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                                TABLE OF CONTENTS
                                                                            PAGE
DEFINITIONS                                                                  1
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GENERAL PROVISIONS                                                           2
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ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS                                  3
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BENEFICIARY PROVISIONS                                                       4
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PURCHASE PAYMENT PROVISIONS                                                  4
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ACCOUNT BALANCE PROVISIONS                                                   5
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SEPARATE ACCOUNT PROVISIONS                                                  5
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TRANSFER PROVISIONS                                                          7
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DEATH BENEFIT PROVISIONS                                                     8
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WITHDRAWAL PROVISIONS                                                        10
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ANNUITY PROVISIONS                                                           10
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SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS                              12
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

PPS (07/01)
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                                CONTRACT SCHEDULE

OWNER: [John Doe]                                             SEX: [M]          AGE AT ISSUE: [50]

JOINT OWNER: [Jane Doe]                                       SEX: [F] AGE AT ISSUE: [50]

ANNUITANT: [John Doe]                                         SEX: [M] AGE AT ISSUE: [50]

CONTRACT NUMBER: [12345678]                                   ISSUE DATE: [February 15, 2001]

PLAN TYPE:  [Qualified, IRA, Non-Qualified, SEP, ROTH IRA]    MATURITY DATE: [February 15, 2046]

[MAXIMUM DISABILITY WAIVER ATTAINED AGE:  [65]

[MAXIMUM TERMINAL ILLNESS RIDER ISSUE AGE:  [80]

[MAXIMUM NURSING HOME OR HOME HOSPITAL CONFINMENT RIDER ISSUE AGE:  [80]

PURCHASE PAYMENTS:  No payment can be made within [7] years of the Maturity
                    Date. We reserve the right to reject any Purchase Payment.

         Minimum Subsequent
         Purchase Payment:  [$500.00]

         Maximum Total
         Purchase Payments: [$1,000,000.00], without our prior approval.

[Purchase Payment Credits: [4%] of each Purchase Payment for cumulative Purchase
                           Payments received during the first Contract Year.

MINIMUM ACCOUNT
BALANCE REQUIRED:          [$2,000.00]

BENEFICIARY:               [As designated by you as of the Issue Date unless
                           changed in accordance with the Contract
                           provisions.]

PRODUCT CHARGES:
   Separate Account: We assess certain daily charges on an
                     annual basis to the percentages set out
                     below of the average daily net asset
                     value of each Investment Division of the Separate Account:

                     Separate Account Charges:  [1.70%]

                     Additional Separate Account Charge on Investment Divisions:
                                           [XYZ Funds                  0.15%]

                     We reserve the right to impose
                     additional Separate Account Charges
                     on Investment Divisions that we may
                     add to the Contract at any future
                     date. The addition for any
                     Investment Division will not be
                     greater than 0.25% basis points.

                     Death Benefit Rider Charge:  [0.25%]

                     [Additional Death Benefit Rider Charge:  [0.25%]

   [Contract Level:  We assess a Guaranteed Minimum Income
                     Benefit Rider Charge of [0.35%] of the
                     Income Base.]

ANNUAL CONTRACT FEE: The Annual Contract Fee is [$30.00] each Contract
                     Year. If a total withdrawal is made during the Accumulation Period, the full Annual Contract Fee will be deducted at the time of the total withdrawal. If your Account Balance on the last day of the Contract Year is at least [$50,000], then no Annual Contract

                    Administrative Fee is deducted. On the Annuity Calculation Date a pro-rata portion of the Annual Contract Fee for the applicable portion of the Contract Year will be deducted from the Account Balance as described above. On the Annuity Calculation Date, if your Account Balance is at least [$50,000], then no Annual contract Fee is deducted. During the Income Period, we reserve the right to deduct the Annual Contract Fee of [$30] each Contract Year, pro-rata from each Income Payment.]

SEPARATE ACCOUNT:   [Metropolitan Life Separate Account E]

TRANSFER REQUIREMENTS:
Number Permitted: We reserve the right to limit the number of transfers per Contract Year up to a maximum of [12] (excluding transfers resulting from our automated strategies.

There may be further limitations on transfers from the Fixed Account to the Investment Divisions and transfers from the Investment Divisions to the Fixed Account as set forth in the Fixed Account Rider.

Transfer Fee: In the event that [12] transfers are made in a Contract Year (excluding those related to our automated strategies), we reserve the right to deduct a Transfer Fee of up to [$25.00] for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Investment Division or the Fixed Account from which the transfer is made. However, if the entire interest in the account option is being transferred, the Transfer Fee will be deducted from the amount that is transferred.

Minimum and Maximum Amount to be Transferred: The minimum amount that may be transferred from an Investment Division (excluding transfers resulting from our automated strategies) is [$500.00] or your entire interest in the Investment Division, if less.

WITHDRAWALS: A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

     1. Earnings in the Contract (Earnings are equal to your Account Balance less Purchase Payments not previously withdrawn); then

     2.  The Free Withdrawal Amount described below, if any; and then

     3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

         Withdrawal Charges are determined in accordance with the following schedule:


                          WITHDRAWAL CHARGES

             Number of Complete Years
             from Receipt of Purchase Payment                 % Charge
             --------------------------------                 --------
             [0                                               9
             1                                                8
             2                                                8
             3                                                7
             4                                                6
             5                                                4
             6                                                3
             7 and thereafter                                 0]

No withdrawal charge will be deducted in the event of:
1.   Maturity of the Contract; or
2.   Payment of the Death Benefit; or
3.   Application of your Adjusted Account Balance to an Annuity Option; or
4.   Any waiver included subject to the issuance of a Rider.
5. If the withdrawal is required for you to avoid Federal Income Tax penalties or to satisfy Federal Income Tax rules concerning minimum distribution requirements that apply to this annuity. For purposes of this exception, we assume that this annuity is the only contract or funding vehicle from which distributions are required to be taken and we will ignore all other account balances. This exception does not apply to non-qualified or Roth IRA annuities.
6. If you properly "recharacterize" as permitted under Federal Tax Law your MetLife traditional IRA deferred annuity or MetLife Roth IRA deferred annuity.
7. If you transfer your Account Balance to another MetLife annuity and we agree in writing that none will apply.]

FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Balance free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This amount is non-cumulative.

A Withdrawal Charge will not be assessed against Earnings withdrawn from your Contract. The Earnings are equal to the Account Balance minus the Purchase Payments not previously withdrawn from your Contract.

A Withdrawal Charge will not be assessed against any withdrawal in the first Contract year that is part of a monthly systematic withdrawal program in which the monthly withdrawal amount does not exceed 1/12 of 10% of total Purchase Payments.

Minimum Partial Withdrawal: [$500.00]

Minimum Withdrawal Value Which must Remain in the Contract after a Partial
Withdrawal: [$2,000.00]

ANNUITY OPTION INFORMATION:

     1. The Maturity Date is the first contract anniversary after the Owner's [95th] birthday.

     2.   The Annuity Date must not be less than 30 days from the Issue Date.

     3. For Variable Income Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of [4.00%].

     4. For Fixed Income Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at the Minimum Guaranteed Interest Rate for the Fixed Account.

FIXED ACCOUNT:
  Initial Interest Rate: [4.60%]    Initial Guarantee Period Expires: [02/15/02]

  Minimum Guaranteed Interest Rate: 3.00% annually

ADMINISTRATIVE OFFICE:

MetLife
[TULSA Office
12902 East 51st Street
Tulsa, OK 74134]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:
[Fixed Account Rider for Variable Annuity
Enhanced Dollar Cost Averaging Rider
Three Month Market Entry Rider
Death Benefit Rider (Guaranteed Return of Purchase Payment/5th Year Annual Step-up) Guaranteed Minimum Income Benefit Rider Additional Death Benefit Rider Purchase Payment Credit Rider Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider Waiver of Withdrawal Charge for Terminal Illness Rider Waiver of Withdrawal Charge for Disability Endorsement Individual Retirement Annuity Endorsement Roth Individual Retirement Annuity Endorsement Unisex Annuity Rates Endorsement]

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Definitions

Account Balance
The sum of your interests in the Investment Divisions of the Separate Account (and your interests in any other accounts that may be included by Rider and shown on the Contract Schedule) during an Accumulation Period.

Accumulation Unit
A unit of measure used to calculate the portion of your Account Balance in an Investment Division of the Separate Account during the Accumulation Period.

Accumulation Period
A period prior to an Annuity Date during which you can make Purchase Payments.

Administrative Office
The office indicated on the Contract Schedule to which notices, requests and Purchase Payments must be sent, or as otherwise directed by notice from us.

Annuitant
The natural person(s) on whose life Income Payments are based. Any reference to Annuitant shall also include any Joint Annuitant under an Annuity Option.

Annuity Date
A date on which you choose to begin receiving Income Payments. If you do not choose a date an Annuity Date will be no later than the Maturity Date shown on the Contract Schedule.

Annuity Unit
A unit of measure used to calculate Variable Income Payments after an Annuity Date.

Attained Age
The age of any Owner, Beneficiary or Annuitant on his/her last birthday.

Beneficiary
The person(s) you name to receive a death benefit payable under this Contract upon the death of the Owner or a Joint Owner, or in certain circumstances, an Annuitant.

Business Day
Each day that the New York Stock Exchange is open for business. The Separate Account will be valued each Business Day. A Business Day ends as of the close of regular trading on the New York Stock Exchange.

Company
Metropolitan Life Insurance Company.

Contract Anniversary
An anniversary of the Issue Date of this Contract.

Contract Year
A one-year period starting on the Issue Date and on each Contract Anniversary thereafter.

Fixed Income Payments
A series of payments made by us during an Income Period, which we guarantee as to dollar amount.

Income Payments
The series of payments made to the Owner or other named payee after an Annuity Date under an Annuity Option.

Income Period
A period starting on an Annuity Date during which Income Payments are payable.

Investment Division
Separate Account assets are divided into Investment Divisions. Assets of each Investment Division will be invested in shares of a Portfolio.

Issue Date
The date this Contract was issued. The Issue Date is shown on the Contract Schedule.

Joint Owner
If there is more than one Owner, each Owner shall be a Joint Owner of the Contract.

Notice
Any form of communication providing information we need, either in a signed writing or another manner that we approve in advance. All Notices to us must be sent to our Administrative Office and received in good order. To be effective for a Business Day, a Notice must be received in good order prior to the end of that Business Day.

Owner
The person(s) entitled to the ownership rights under this Contract. If Joint Owners are named, all references to Owner shall mean Joint Owners. (Referred to as "you or yours.")

Portfolios
The investment choices available to the Investment Divisions of the Separate Account.

PPS (07/01)                           [1]

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Purchase Payment
Any amount paid to us under this Contract as consideration for the benefits it provides.

Separate Account
A segregated asset account of the Company designated on the Contract Schedule.

Variable Income Payments
A series of payments made by us during an Income Period which vary in amount with the investment experience of each applicable Investment Division.

Withdrawal Value
The Account Balance less any applicable withdrawal charge, less any Premium and Other Taxes, and less any applicable charges and fees as described in the Contract Schedule or any Rider.

General Provisions

The Contract
The entire contract consists of this Contract and any Riders or Endorsements attached to this Contract. We may require this Contract to be returned to us prior to the payment of any benefit. It is important to review any Riders or Endorsements included with this Contract. In any case of conflict with any provision of this Contract and the provisions of the Rider or Endorsement the provisions of the Rider or Endorsement will control.

To preserve this Contract's status as an annuity and comply with Section 72 of the Internal Revenue Code, as amended and applicable Treasury Regulations, we may, if necessary amend this Contract. We will notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

Non-Participating
This Contract will not share in any distribution by us of Company dividends.

Misstatement of Age or Sex
We may require proof of age or sex of the Annuitant, Owner or Beneficiary before making any payments under this Contract that are measured by the Annuitant's, Owner's or Beneficiary's life. If the age or sex of the Annuitant, Owner or Beneficiary has been misstated, the amount payable will be the amount that the Account Balance would have provided at the correct age and sex.

Once Income Payments have begun, any underpayments will be made up in one sum with the next Income Payment or in any other manner agreed to by us. Any overpayments will be deducted first from future Income Payments.

Protection of Proceeds
The Contract and payments under it will be exempt from the claims of creditors to the extent permitted by law.

Reports
At least once each year we will furnish you with a report showing the Account Balance and any other information as may be required by law. Reports will be sent to your last known address.

PPS (07/01)                           [2]
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Premium and Other Taxes
We reserve the right to deduct from the Purchase Payments or Account Balance any taxes paid by us to any governmental entity relating to this Contract (including without limitation: premium taxes, federal, state and local withholding of income, estate, inheritance and other taxes required by law, and any new or increased state income taxes that may be enacted into law).

We will, at our sole discretion, determine when taxes relate to the Contract, including for example when they have resulted from: the investment experience of the Separate Account; receipt by us of the Purchase Payments; commencement of Income Payments, payment of death benefits; or partial and full withdrawals; and any new or increased taxes which become effective that are imposed on us and which relate to Purchase Payments, Earnings, gains and losses, fees and charges under the Contract.

We may, at our sole discretion pay taxes when due and make a deduction from the Account Balance at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date.

Evidence of Survival
We may require proof that any person(s) on whose life Income Payments are based is alive. We reserve the right to discontinue Income Payments until satisfactory proof is received.

Modification of Contract
This Contract may be changed by us in order to maintain compliance with applicable state and federal law. This Contract may be changed or altered only in a writing signed by our President, Vice-President, or Secretary.

Inactive Contract
We may terminate this Contract by paying you the Account Balance, in one sum if prior to the Maturity Date, you make no Purchase Payments for two consecutive Contract Years, the total amount of Purchase Payments made, less any partial withdrawals, is less than $2,000, and the Account Balance on or after the end of such two year period is less than $2,000.

Annuitant, Ownership,
Assignment Provisions

Owner
You, as the Owner, have all the interest and rights under this Contract. The Owner is the person designated on the Contract Schedule, unless changed.

You may change the Owner at any time. A request for change must be by Notice and will become effective as of the date the Notice is signed. A new designation of Owner will not apply to any payment made or action taken by us prior to the time the new designation was recorded at our Administrative Office. Any change of Owner is subject to our underwriting rules in effect at the time of the request.

Joint Owner
A Contract may be owned by Joint Owners, limited to natural persons. Either Joint Owner can exercise all rights under the Contract unless you inform us otherwise as indicated on the Contract Schedule or in a Notice to us. Upon the death of either Owner, the surviving Joint Owner will be deemed to be the primary Beneficiary unless you inform us otherwise. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated on the Contract Schedule or in a Notice to us.

Annuitant
The Annuitant is the person designated by you as of the Issue Date, unless changed prior to an Annuity Date. Unless the Contract is owned by a non-natural person, you may change the Annuitant at any time prior to an Annuity Date. Any change of Annuitant is subject to our underwriting rules in effect at the time of the request.

Assignment
You may assign your rights under this Contract prior to the start of Income Payments unless restricted by applicable law. For example, in certain tax markets assignment of this Contract is prohibited by the Internal Revenue Code. If your contract is assigned absolutely, we will treat it as a change of ownership and all rights will be transferred. We are not bound by any assignment unless it is in writing and until it is recorded at our Administrative Office. We are not responsible for the validity of any assignment. Assignments will be subject to all payments made and actions taken by us before a signed copy of the assignment form is received by us at our Administrative Office. After Income Payments start, your Contract may not be assigned.

PPS (07/01)                           [3]
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Beneficiary Provisions

Beneficiary
The Beneficiary is the person(s) named on the Contract Schedule or the surviving Joint Owner, unless changed. Unless you provide otherwise, the death benefit will be paid to or in equal shares as follows:

1. to the primary Beneficiary(ies) who survive you (or who survive the Annuitant if the Owner is a non-natural person); or if there are none, then

2. to the contingent Beneficiary(ies) who survive you (or who survive the Annuitant if the Owner is a non-natural person); or if there are none, then

3. to your estate.

Change of Beneficiary
Subject to the rights of any irrevocable Beneficiary, you may change the primary Beneficiary or contingent Beneficiary. A change may be made by filing a Notice with us. The change will take effect as of the date the Notice is signed, but we will not be liable for any payment made or action taken before we have recorded the change.

Purchase Payment Provisions

Purchase Payments
The initial Purchase Payment will be applied as of the later of the Issue Date or the date the payment is received by us at our Administrative Office. We reserve the right to change the amount of the Minimum Subsequent Purchase Payment described in the Contract Schedule and to refuse Purchase Payments in excess of the amount of Maximum Total Purchase Payments described in the Contract Schedule.

Allocation of Purchase Payments
You choose how Purchase Payments are allocated subject to any allocation requirements imposed by the Company. We reserve the right to impose restrictions on allocations. You may change your allocation for new Purchase Payments by telling us. The change will be effective upon receipt at our Administrative Office.


PPS (07/01)                           [4]
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Account Balance Provisions

Account Balance
Your Account Balance for any Business Day is the sum of your interests in the Investment Divisions of the Separate Account (and your interests in any other account options that are included by Rider) as of such Business Day.

The portion of your Account Balance in an Investment Division is determined by multiplying the number of Accumulation Units allocated to the Contract for that Investment Division by its Accumulation Unit Value.

Charges and Fees
We will deduct charges and fees from your Account Balance as described on the Contract Schedule (or in any applicable Rider).

Separate Account Provisions

The Separate Account
The Separate Account is designated on the Contract Schedule and consists of assets that are kept separate from our General Account assets and all of our other segregated asset accounts. We own the assets of the Separate Account. The Separate Account will not be charged with liabilities that arise from any business we may conduct. We will add amounts to the Separate Account from other contracts of ours.

The Separate Account is divided into Investment Divisions, each of which buys shares in a corresponding Portfolio. Thus, the Separate Account does not invest directly in stocks, bonds, etc.

Investments of the Separate Account
Purchase Payments applied to the Separate Account are allocated to the Investment Divisions. We may, from time to time, add additional Portfolios to the Separate Account. You may be permitted to transfer all or a portion of your Account Balance to the Investment Divisions that invest in the additional Portfolio(s). However, the right to make any transfer will be limited by any terms and conditions in effect at the time of transfer.

We can close, add or remove Portfolios as Investment Division investments as permitted by law. When a change is made, we will send you a revised prospectus for the Separate Account, which will describe all of the Portfolios then available under the Contract and/or any notice required by law. When a Portfolio is removed, we have the right to substitute a different Portfolio in which the Investment Division will then invest the value of the removed Portfolio.

Change in Operation
We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of changes to the Separate Account that we may make include:

PPS (07/01)                           [5]

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     .   To transfer assets in an Investment Division to another Investment
         Division, or to one or more other separate accounts, or to our General Account; or to add, combine, or close or remove Investment Divisions in the Separate Account.
     . To substitute, for the shares held in any Portfolio, the shares of another class of share or the shares of another fund or any other investment permitted by law.

If any changes result in material change in the underlying investments of an Investment Divisions to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.

Accumulation Unit
Accumulation Units shall be used to account for all amounts put into or taken from an Investment Division of the Separate Account as a result of Purchase Payments, withdrawals, transfers, or fees and charges. We will determine the number of Accumulation Units of an Investment Division purchased or canceled. This is done by dividing the amount put into (or the amount taken from) the Investment Division, by the dollar value of one Accumulation Unit of the Investment Division as of the end of the Business Day during which the transaction (or for Purchase Payments by the end of the Business Day following the day the Purchase Payment) is received by us in good order at our Administrative Office.

Accumulation Unit Value
The initial Accumulation Unit Value for each Investment Division was set by us. Subsequent Accumulation Unit values for each Investment Division are determined by multiplying the Accumulation Unit Value for the immediately preceding Business Day by the Net Investment Factor of the Investment Division for the current Business Day.

The Accumulation Unit Value may increase or decrease from Business Day to Business Day.

To the extent permitted by law, we may change when we calculate the Accumulation Unit Value by giving you 30 days notice; or delay calculation of the Accumulation Unit Value if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral.


Net Investment Factor
The Net Investment Factor for each Investment Division is determined by dividing A by B and multiplying by (1-C) where:

A is  (i)  the net asset value per share of the Portfolio held by the
           Investment Division at the end of the current Business Day; plus

      (ii) any dividend or capital gains per share declared on behalf of such Portfolio that has an ex-dividend date as of the current Business Day.

B is the net asset value per share of the Portfolio held by the Investment Division for the immediately preceding Business Day.

C is  (i)  the Separate Account Charges which are shown on the Contract
           Schedule for each day since the last Business Day. The daily charge is equal to the annual Separate Account Charges divided by 365; plus

      (ii) a charge factor, if any, for any taxes or any tax reserve we have established as a result of the operation of this Investment Division.

PPS (07/01)                           [6]
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Transfer Provisions

You may make certain transfers of your Account Balance as described below. We will not be liable for any transfers made in accordance with your instructions (or instructions from your designee if we agree to accept instructions from such designee). All transfers made on the same Business Day will be treated as one transfer. A transfer will be made as of the end of a Business Day when we receive all the required information necessary to process the request in good order at our Administrative Office. All transfers will be subject to the following:

1. we reserve the right to limit the maximum number of transfers per Contract Year;

2. we reserve the right to charge a fee for transfers;

3. we reserve the right to limit the amounts of transfers;

4. your right to make transfers is subject to limitations or modification by us if we determine, in our sole opinion that the exercise of the right by one or more owners with interests in the Investment Division is, or would be, to the disadvantage of other owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right that is considered by us to be to the disadvantage of other owners. A limitation or modification could be applied to transfers to, or from, one or more of the Investment Divisions and could include, but is not limited to:

   a. the requirement of a minimum time period between each transfer;

   b. not accepting a transfer request from a third party acting under authorization on behalf of more than one Owner;

   c. limiting the dollar amount that may be transferred between the Investment Divisions by an Owner at any one time;

   d. requiring that a written transfer request be provided to us signed by an Owner;

5. to the extent permitted by applicable law, we reserve the right to defer the transfer privilege at any time that we are unable to purchase or redeem shares of any of the Portfolios under the Separate Account. In addition, in accordance with applicable law, we reserve the right to modify or terminate the transfer privilege at any time.

Transfers During the Accumulation Period
During the Accumulation Period, you may ask us to transfer any portion of your Account Balance from one Investment Division to another (or to any other account options included by Rider as allowed under that Rider). Transfers do not change the allocation instructions for future Purchase Payments or any pre-scheduled transfers. We reserve the right to waive any transfer limitations or fees.

Transfers During the Income Period
Transfers made during the Income Period are to the following:

1. you may not make a transfer to the Separate Account from Fixed Income
   Payments;

2. transfers among Investment Divisions will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the Investment Division to which the transfer is made, so that the next Variable Income Payment, if it were made on the transfer dare, would be the same as it would have been without the transfer. Thereafter, Variable Income Payments will be --computed based on the new number of Annuity Units

3. you may make a transfer from the Separate Account to be applied to Fixed Income Payments. The amount transferred from an Investment Division of the Separate Account will equal (a) the number of Annuity Units representing your interest in the Investment Division that is being transferred, multiplied by
   (b) the Annuity Unit value for that Investment Division, multiplied by (c) the present value of $1.00 per payment period for the remaining Income Period based on the Attained Age of the Annuitant at the time of transfer, and calculated using the same actuarial basis as the Variable Annuity Rates applied on the Annuity Date for the Annuity Option chosen. Amounts transferred to Fixed Income Payments will be applied under the Annuity Option chosen at the Attained Age of the Annuitant at the time of the transfer. All amounts and Annuity Unit values will determined as of the end of the Business Day on which we receive the request in good order at our Administrative Office.

PPS (07/01)                           [7]

--------------------------------------------------------------------------------
Death Benefit Provisions

Death of Owner During the Accumulation Period During the Accumulation Period, the death benefit will be paid to your Beneficiary(ies) upon your death, or the first death of a Joint Owner. If the Contract is owned by a non-natural person, the Annuitant will be deemed the Owner for purposes of determining the death benefit. If there are Joint Owners, the age of the oldest will be used to determine the death benefit where applicable.

Death Benefit Amount During the Accumulation Period
The "Death Benefit Amount" is the Account Balance determined as of the end of the Business Day on which we have received Notice of both due proof of death and the first acceptable election for the payment method. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will continue to be subject to investment risk. This risk is borne by the Beneficiary(ies).

Death Benefit Options During the Accumulation Period
In the event an Owner dies during the Accumulation Period, a Beneficiary must choose payment of the death benefit under one of the options below (unless the Owner has previously chosen an option). The death benefit options available under the Contract are:

   Option 1--lump sum payment of the death benefit; or
   --------

   Option 2--the payment of the entire death benefit within five (5) years of
   --------
   the date of the death of the Owner or the first Joint Owner to die; or

   Option 3--payment of the death benefit under an Annuity Option or other
   --------
   option acceptable to us over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Owner or the first Joint Owner to die.

Any portion of the death benefit not applied under Option 3 within one (1) year of the date of the Owner's or Joint Owner's death must be distributed within five (5) years of the date of death.

Beneficiary Continuation Options During Accumulation Period
We offer two types of Beneficiary Continuation Options during the Accumulation
Period: the Spousal Continuation and Non-Spousal Beneficiary Continuation Options described below. We must receive Notice of the election of one of these Beneficiary Continuation Options by the end of the 90th day after we receive Notice of due proof of death. If the surviving spouse qualifies for Spousal Continuation and has not chosen one of the death benefit options above by the end of the 90 day period, the Spousal Continuation Option will be automatically applied on the 90th day. If a Non-Spousal Beneficiary qualifies for Non-Spousal Beneficiary Continuation and has not chosen one of the death benefit options above by the end of the 90 day period, the Non-Spousal Beneficiary Continuation Option will be automatically applied on the 90th day.

   Spousal Continuation During Accumulation Period
   If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Death Benefit Amount under the continued contract payable upon the continuing spouse's death will be computed as described above in the Death Benefit Amount During the Accumulation Period section. Any Purchase Payments made after the Owner dies will be subject to applicable Withdrawal Charges as set forth on the Contract Schedule.

   Non-Spousal Beneficiary Continuation During Accumulation Period
   A Beneficiary who is not a spouse can choose to continue the Contract until the fifth anniversary of the Owner's death. The Contract can be continued by a Beneficiary only if his or her share of the death benefit is at least equal to our published minimum for this right. If the Beneficiary continues the Contract under this provision his or her share will not be paid. It will instead be continued in the Contract and allocated to the Investment Divisions (and any other accounts included by Rider) on the date we determine the Death Benefit Amount, in the same proportion as the Account Balance was allocated on that date. Such Beneficiary will have the right to make transfers and partial and full withdrawals of his/her share of the Contract. During this continuation period no Purchase Payments can be made and the Death Benefit Amount will equal

PPS (07/01)                          [8]

--------------------------------------------------------------------------------

   the Beneficiary's share of the Account Balance on the date we receive Notice of his/her death. The death benefit is payable in a single lump sum payment.

   On the fifth anniversary of the Owner's death any living Beneficiary will be paid his/her share of the Account Balance in a single lump sum payment and this Contract will terminate.

   During the continuation period the Beneficiary can choose to receive his/her share of this Contract in a single lump sum payment or apply it to an Annuity Option or other option acceptable to us that must be payable for the life of the Beneficiary or for a term no longer than the life expectancy of the Beneficiary starting within one year after the death of the Owner.

Death of Owner During the Income Period
If the Owner or a Joint Owner, who is not the Annuitant, dies during the Income Period, any remaining payments under the Annuity Option chosen will continue at least as rapidly as under the method of distribution in effect at the time of the Owner's death. Upon the death of the Owner or a Joint Owner during the Income Period, the Beneficiary becomes entitled to exercise the rights of the Owner. If an Owner is the Annuitant, the death benefit, if any, will be as specified in the Annuity Option chosen.

Death of Annuitant During Accumulation Period
Upon the death of an Annuitant, who is not the Owner or Joint Owner, during the Accumulation Period, the Owner (or Oldest Joint Owner) automatically becomes the Annuitant, unless the Owner chooses a new Annuitant subject to our underwriting rules in effect at the time of the request for this change. If the Owner is a non-natural person, the death of the any Annuitant will be treated as the death of an Owner.

Death of Annuitant During Income Period
Upon the death of the Annuitant during the Income Period, the death benefit, if any, will be as specified in the Annuity Option chosen. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

Payment of Death Benefit
We will require Notice of both due proof of death and an acceptable election for the payment method before any death benefit is paid. Our obligations are subject to all payments made and actions taken by us before our receipt of Notice of due proof of death.

Any death benefit will be paid in accordance with applicable law or regulations governing death benefit payments.

In all events and notwithstanding any provision of this Contract to the contrary, this Contract will be construed and administered in accordance with
Section 72 (s) of the Internal Revenue Code, as amended.

PPS (07/01)                          [9]

--------------------------------------------------------------------------------
Withdrawal Provisions

Withdrawals
Prior to the Annuity Date, you may, upon Notice to us, make a full or partial withdrawal of the Withdrawal Value. A withdrawal will result in the cancellation of Accumulation Units from each applicable Investment Division of the Separate Account in the ratio that the portion of the Account Balance in the Investment Division bears to the total Account Balance. Any other account options included by Rider may be similarly reduced as detailed in such Rider. If another method is desired, you must specify in a Notice to us from which Investment Division(s) (or other accounts included by Rider) values are to be withdrawn.

Each partial withdrawal must be for an amount, which is not less than the minimum shown on the Contract schedule, or, if smaller, the remaining Withdrawal Value. If the withdrawal would result in the Account Balance being less than the Minimum Account Balance as shown on the Contract schedule we will treat the withdrawal request as a request for a full withdrawal.

Withdrawal Charge
Upon withdrawal of all or a portion of the Account Balance, a Withdrawal Charge as described on the Contract schedule may be assessed. We may waive the Withdrawal Charge if we agree in writing that none will apply. For example, we may waive the Withdrawal Charge if you directly transfer the amount withdrawn to a funding vehicle pre-approved by us.

For a partial withdrawal, the Withdrawal Charge will be deducted from the remaining Account Balance, if sufficient, or from the amount withdrawn.

Annuity Provisions

Election of Annuity Option
The Annuity Option is chosen by you or your Beneficiary in a form satisfactory to us. We will automatically send you information about Annuity Options before your Annuity Date. If you do not choose an Annuity Option, make a full withdrawal by the Maturity Date, or ask us to continue the Contract by the Maturity Date, we will automatically pay you under Option 2--Life Annuity with Ten (10) Years of Income Payments Guaranteed. You can make or change or revoke your Annuity Option choice before the death benefit becomes payable or the Annuity Date, whichever occurs first.

Annuity Options
You may choose to receive Income Payments monthly, quarterly, semi-annually or annually. The following Annuity Options, or any other options acceptable to you and us, may be chosen:

     Life Income Annuity
     Income Payments that are paid as long as the Annuitant is living.

     Life Income Annuity with a Guarantee Period
     Income Payments that continue as long as the Annuitant is living but are guaranteed to be paid for a number of years.

     Life Income for Two
     Income Payments that are paid as long as either of two Annuitants is living.

     Life Income Annuity for Two with a Guarantee Period
     Income Payments that continue as long as either of the two Annuitants are living but are guaranteed to paid for a number of years.

Income Payments
You can choose to have the Annuity Option payable as Fixed Income Payments or Variable Income Payments or a combination. Fixed Income Payments are guaranteed as to dollar amount. Variable Income Payments will reflect the investment experience of the Separate Account in accordance with the allocation of the Account Balance to the Investment Divisions. Unless another payee is designated, you will be the payee of the Income Payments.

The "Adjusted Account Balance" on the "Annuity Calculation Date" is applied to the applicable Fixed and/or Variable Annuity Tables for the Annuity Option chosen to determine your first Income Payment. The Adjusted Account Balance is determined on the Annuity Calculation Date, which is a Business Day no more than [ten] Business

PPS (07/01)                           [10]

--------------------------------------------------------------------------------

Days prior to the Annuity Date. The Adjusted Account Balance is the Account Balance, less any Premium and Other Taxes and less any applicable charges and fees as described in the Contract Schedule (or any Rider). The amount of the first payment for each $1,000 of Adjusted Account Balance is shown in the Annuity Tables. You may apply a portion of your Adjusted Account Balance to an Annuity Option subject to our published rules.

If, as of the Annuity Calculation Date, the then current Annuity rates applicable to this class of contracts provide an Income Payment greater than the one guaranteed under this Contract for the same Annuity Option, then the greater payment will be made.

Fixed Income Payments
Fixed Income Payments are based upon the Annuity Option chosen, the Annuitant's Attained Age and sex, and the appropriate Fixed Annuity Table. These payments will be reduced by any applicable charges and fees as described in the Contract Schedule (or any Rider).

Variable Income Payments
Variable Income Payments are not predetermined as to dollar amount; and will increase or decrease in proportion to the amount that the Net Investment Factor exceeds the Assumed Investment Return chosen.

The dollar amount of the first Variable Income Payment is determined based upon the Annuity Option chosen, the Annuitant's Attained Age and sex, and the appropriate Variable Annuity Table. This payment will be reduced by any applicable charges and fees as described in the Contract Schedule (or any Rider).

After the first payment the dollar amount of the Variable Income Payment for each Investment Division will be determined as follows:

     The number of Annuity Units for each Investment Division is multiplied by the Investment Division's Annuity Unit value for the Business Day that the Variable Income Payment is being calculated. This result is the dollar amount of the payment for that Investment Division, less any applicable charges and fees as described in the Contract Schedule (or any Rider).


     The number of Annuity Units for each Investment Division is initially established by dividing the dollar amount of the first Variable Income Payment applicable to an Investment Division by that Investment Division's Annuity Unit value as of the Annuity Calculation Date. This number of Annuity Units remains fixed during the Income Period, unless you make transfers to or from the Investment Division. A new number of Annuity Units for the Investment Division would be computed to reflect such transfers.

The total dollar amount of each Variable Income Payment is the sum of all Investment Division Variable Income Payments.

Annuity Unit
The initial Annuity Unit Value for each Investment Division of the Separate Account was set by us.

The subsequent Annuity Unit value for each Investment Division is determined by multiplying the Annuity Unit value for the immediately preceding Business Day by the Investment Division's Net Investment Factor for the current Business Day and multiplying the result by a factor for each day since the last Business Day which offsets the Assumed Investment Return used to develop the Variable Annuity Tables. You choose the Assumed Investment Return (which must be acceptable to us) to be used at or before the Annuity Date. Upon thirty (30) days Notice, prior to the Annuity Date, you may change the chosen Assumed Investment Return. If you do not choose an Assumed Investment Return, the Assumed Investment Return will be as described in the Contract Schedule.

Frequency and Amount of Income Payments
Income Payments will be paid as monthly installments or at any frequency acceptable to you and us. If the amount of the Adjusted Account Balance to be applied under an Annuity Option is less than $5,000, we reserve the right to make one lump sum payment in lieu of Income Payments. If the amount of the first Income Payment would be less than $100, we may reduce the frequency of payments to an interval which will result in the payment being at least $100, but no less than annually.

PPS (07/01)                           [11]

--------------------------------------------------------------------------------

Basis of Payments
The Annuity Tables are based on the tables defined under the Annuity Option Information described in the Contract Schedule. We guarantee that the dollar amount of each Variable Income Payment after the first Variable Income Payment for that Annuity Date will not be affected by variations in actual mortality experience or expenses, but only by investment experience. The amount of each Fixed Income Payment is guaranteed by us.

Suspension or Deferral of Payments or Transfers

We reserve the right to suspend or postpone payments of any amounts due under the Contract when permitted under applicable Federal or state laws, rules and regulations. We reserve the right to suspend or postpone payments from the Separate Account for a death benefit, withdrawal or transfer for any period when:

1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

2.   trading on the New York Stock Exchange is restricted;

3. an emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account's net assets; or

4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of the Owners.

The applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

PPS (07/01)                           [12]

--------------------------------------------------------------------------------

                             FIXED ANNUITY TABLES

                    AMOUNT OF FIRST MONTHLY INCOME PAYMENT

                         PER $1000 OF ACCOUNT BALANCE

                                Annuitant Only

--------------------------------------------------       -----------------------------------------------
Option 1: Life Annuity                                   Option 2: Life Annuity with 10
                                                         Years of Income Payments Guaranteed
Attained Age                                             Attained Age
of Annuitant                Male        Female           of Annuitant             Male          Female
--------------------------------------------------       -----------------------------------------------
     55                     3.95        3.72                  55                  3.93          3.71
     60                     4.30        4.01                  60                  4.26          3.99
     65                     4.75        4.40                  65                  4.68          4.36
     70                     5.37        4.92                  70                  5.23          4.84
     75                     6.24        5.64                  75                  5.92          5.47
     80                     7.43        6.68                  80                  6.73          6.29
     85                     9.08        8.22                  85                  7.61          7.26
--------------------------------------------------       -----------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Option 3: Joint and Last Survivor Life Annuity
-----------------------------------------------------------------------------------------------------------------------------
                                                   Age of Female Joint Annuitant
    Attained Age           10 Years              5 Years           Same                   5 Years         10 Years
  of Male Annuitant        Younger               Younger           Age                    Older           Older
-----------------------------------------------------------------------------------------------------------------------------
         55                  3.21                 3.33             3.44                     3.56            3.66
         60                  3.37                 3.52             3.67                     3.81            3.94
         65                  3.58                 3.77             3.96                     4.15            4.33
         70                  3.84                 4.09             4.35                     4.61            4.85
         75                  4.19                 4.53             4.89                     5.25            5.58
         80                  4.66                 5.13             5.64                     6.15            6.59
         85                  5.31                 5.98             6.71                     7.42            8.02
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Option 4: Joint and Last Survivor Annuity with 10 Years of Income Payments Guaranteed
-----------------------------------------------------------------------------------------------------------------------------
                                                      Age of Female Annuitant
    Attained Age           10 Years             5 Years           Same                  5 Years           10 Years
  of Male Annuitant        Younger              Younger            Age                  Older              Older
----------------------------------------------------------------------------------------------------------------------
         55                  3.21                3.33              3.44                   3.55              3.66
         60                  3.37                3.52              3.67                   3.81              3.94
         65                  3.58                3.76              3.96                   4.15              4.32
         70                  3.84                4.09              4.35                   4.60              4.83
         75                  4.19                4.52              4.87                   5.22              5.51
         80                  4.65                5.10              5.58                   6.03              6.38
         85                  5.27                5.88              6.50                   7.02              7.35
----------------------------------------------------------------------------------------------------------------------


Monthly installments for ages not shown will be furnished on request.

PPS (07/01)                           [13]

--------------------------------------------------------------------------------
                            VARIABLE ANNUITY TABLES

                    AMOUNT OF FIRST MONTHLY INCOME PAYMENT

                         PER $1000 OF ACCOUNT BALANCE

                                Annuitant Only

-------------------------------------------------     -----------------------------------------------
Option 1: Life Annuity                                Option 2: Life Annuity with 10
                                                      Years of Income Payments Guaranteed
Attained Age                                          Attained Age
of Annuitant                Male        Female        of Annuitant             Male          Female
-------------------------------------------------     -----------------------------------------------
     55                     4.55        4.32               55                  4.52          4.30
     60                     4.89        4.60               60                  4.84          4.57
     65                     5.34        4.98               65                  5.25          4.93
     70                     5.96        5.49               70                  5.78          5.40
     75                     6.82        6.21               75                  6.46          6.02
     80                     8.02        7.25               80                  7.26          6.82
     85                     9.68        8.79               85                  8.11          7.77
-------------------------------------------------     -----------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Option 3: Joint and Last Survivor Life Annuity
-----------------------------------------------------------------------------------------------------------------------------
                                                       Age of Female Joint Annuitant
    Attained Age           10 Years              5 Years            Same                   5 Years         10 Years
  Of Male Annuitant        Younger               Younger            Age                    Older           Older
-----------------------------------------------------------------------------------------------------------------------------
         55                 3.83                  3.93              4.04                      4.14            4.24
         60                 3.98                  4.11              4.25                      4.39            4.51
         65                 4.17                  4.34              4.53                      4.71            4.88
         70                 4.42                  4.65              4.91                      5.16            5.40
         75                 4.76                  5.08              5.43                      5.79            6.12
         80                 5.22                  5.67              6.17                      6.68            7.13
         85                 5.86                  6.                7.24                      7.96            8.56
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Option 4: Joint and Last Survivor Annuity with 10 Years of Income Payments Guaranteed
-----------------------------------------------------------------------------------------------------------------------------
                                                             Age of Female Annuitant
    Attained Age          10 Years             5 Years
  Of Male Annuitant       Younger              Younger
------------------------------------------------------------
         55                 3.83                 3.93
         60                 3.98                 4.11
         65                 4.17                 4.34
         70                 4.42                 4.65
         75                 4.75                 5.07
         80                 5.20                 5.64
         85                 5.80                 6.40
------------------------------------------------------------

     Same                 5 Years              10 Years
      Age                 Older                 Older
-----------------------------------------------------------
      4.04                  4.14                 4.24
      4.25                  4.39                 4.51
      4.52                  4.71                 4.88
      4.90                  5.15                 5.38
      5.41                  5.75                 6.05
      6.11                  6.55                 6.90
      7.01                  7.53                 7.86
-----------------------------------------------------------

Monthly installments for ages not shown will be furnished on request.

PPS (07/01)                           14

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

FIXED ACCOUNT RIDER FOR VARIABLE ANNUITY

This Rider is part of the Contract to which it is attached and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. This Rider amends the Contract as follows:

  I. DEFINITIONS - The following replaces the definition of "Account Balance" in the "Definitions" section:

     ACCOUNT BALANCE: The sum of your interest in the Investment Divisions of the Separate Account and your interest in this Fixed Account option (and any other account options that may be included by Rider).

     The following is added to the "Definitions" section:

     FIXED ACCOUNT: This option is backed by our General Account and pays interest guaranteed by us on Purchase Payments or transfers allocated to it. It does not share in the investment experience of any Investment Division of the Separate Account.

 II. FIXED ACCOUNT - The following is added to the Contract:


                           FIXED ACCOUNT PROVISIONS


     FIXED ACCOUNT - You can choose to have Purchase Payments allocated to the Fixed Account. During the Accumulation Period you can transfer any portion of your Account Balance to the Fixed Account from the Separate Account and to the Separate Account from the Fixed Account, subject to the terms of this Contract.

     FIXED ACCOUNT VALUE - Your Fixed Account Value at any time during the Accumulation Period is equal to:

     1. the Purchase Payments allocated to the Fixed Account; plus
     2. the amounts transferred from other options to the Fixed Account; plus
     3. interest credited to the Fixed Account; less
     4. any withdrawals taken from the Fixed Account and any applicable charges; less
     5. any amounts transferred to other options from the Fixed Account; less
     6. any fees, charges or any applicable Premium and Other Taxes deducted from the Fixed Account.

     INTEREST TO BE CREDITED - We guarantee that the interest credited to your Fixed Account Value will not be less than the Fixed Account Minimum Guaranteed Interest Rate shown on the Contract Schedule. We may credit additional interest at our discretion.

     The interest rate for each amount allocated to the Fixed Account is set by us in advance. Thereafter, each year a new rate will apply to that amount plus the interest previously credited to that amount. The new rate will be set by us in advance and will apply for 12 months. Interest will be credited to the Fixed Account on a daily basis. We may declare interest rates for different one-year periods. If we do so we will tell you in advance.

ML-500 (07/01)

     RESTRICTION OF PURCHASE PAYMENTS AND TRANSFERS TO THE FIXED ACCOUNT - We reserve the right to restrict Purchase Payments and transfers to the Fixed
     Account:
     . If the effective annual rate of interest that would apply to a new Purchase Payment to the Fixed Account is the Fixed Account Minimum Guaranteed Rate shown on the Contract Schedule; or
     . If the Contract's Fixed Account Value equals or exceeds our published maximum for the Fixed Account.

     DEFERRAL OF PAYMENTS OR TRANSFERS FROM THE FIXED ACCOUNT - We reserve the right to defer payment for a withdrawal or transfer from the Fixed Account for the period permitted by law but for not more than six (6) months after Notice to us.

III. TRANSFER PROVISIONS - The following is added to the "Transfers During the Accumulation Period" section of the "Transfer Provisions:"

     During the Accumulation Period, you can make transfers from the Investment Divisions to the Fixed Account and from the Fixed Account to the Investment Divisions. All transfers are subject to any restrictions or limitations described in the Contract. Transfers will be made on a "last-in first-out"
     (LIFO) basis.

     If a transfer is made from the Fixed Account to the Separate Account, and then within 12 months a transfer is made from the Separate Account to the Fixed Account, this will be treated as the return of the same money (whether or not it really is). Thus, after the transfer to the Fixed Account, it will earn the same interest rate it would have earned had neither transfer ever taken place. Any amounts in excess of the amount originally transferred out of the Fixed Account, and any amounts transferred back to the Fixed Account more than 12 months after the original transfer will be treated as a new Purchase Payment into the Fixed Account and will earn the current interest rate for new Purchase Payments.

 IV. ANNUITY PROVISIONS- The following is added to the "Income Payments" section of the "Annuity Provisions":

     Unless you specify otherwise, if all of your Account Balance on the Annuity Calculation Date is allocated to the Fixed Account, you will be paid Fixed Income Payments. If all of your Account Balance on this date is allocated to the Separate Account, you will be paid Variable Income Payments. If your Account Balance on this date is allocated to both the Fixed Account and the Separate Account, you will be paid as a combination of Fixed Income Payments and Variable Income Payments calculated based on the proportionate value allocated to each.

  V. WITHDRAWAL PROVISIONS - The following is added to the "Withdrawals" section of the "Withdrawal Provisions:"

     The portion of Account Balance allocated to the Fixed Account will also be reduced in the ratio that it bears to the total Account Balance unless you specify otherwise in a Notice to us.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.


/s/ Gwenn L. Carr


Gwenn L. Carr
Vice-President & Secretary

ML-500 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

ENHANCED DOLLAR COST AVERAGING RIDER

This Rider forms a part of the Contract to which it is attached, and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control.

This Rider amends the Contract as follows:


The following provisions are added to the Contract:


                        ENHANCED DOLLAR COST AVERAGING

Prior to the Annuity Date, you may allocate Purchase Payments to an Enhanced Dollar Cost Averaging Account (EDCA Account) that is backed by our General Account. If you request to participate in the Enhanced Dollar Cost Averaging program, we will open an EDCA Account for you. The EDCA Account will provide for transfers to any of the Investment Divisions of the Separate Account you have chosen based on your choice of a [3, 6 or 12] month period. You may also choose any other time period that we may declare or make transfers to other account options that we may make available under the program. All Purchase Payments applied to this program will be allocated to your EDCA Account. No transfers may be made into your EDCA Account. You can have only one dollar cost averaging program at any given time subject to the Company's then current EDCA rules and minimums.

Under the Enhanced Dollar Cost Averaging program, a specified dollar amount of Account Balance will be transferred on a monthly basis from your EDCA Account to the Investment Divisions you have chosen. The initial dollar amount transferred will be equal to the initial amount allocated to your EDCAyour EDCA Account divided by the number of months in the time period you choose.

The first transfer will be made on the date the Purchase Payment is allocated to the EDCA Account. However, transfers, transfers will be made on the 1/st/ day of the following month whenever a Purchase Payment is allocated on the 29/th/, 30/th/ or 31/st/ day of a month. Subsequent transfers will be made each month thereafter on the same day. If such a day is not a Business Day the transfer will take place on the next Business Day. Transfers will continue on a monthly basis until all amounts are transferred from the EDCA Account. Your EDCA Account will terminate as of the date of the last transfer.

The interest rate earned on your EDCA Account will be the Fixed Account Minimum Guaranteed Interest Rate, plus any additional interest, which we may declare from time to time.

You may allocate subsequent Purchase Payments to your existing EDCA Account subject to the Company's then current EDCA rules and minimums The allocation of a subsequent Purchase Payment to your existing EDCA Account increases the dollar amount transferred out of your EDCA Account each month. We determine the increase in your monthly dollar amount by dividing your new allocation by the number of months in the original time period you chose. Your existing transfer amount is then increased by this amount to determine the total new dollar amount to be transferred out of your EDCA Account each month. Since transfers from your EDCA Account are made on a First-In-First-Out (FIFO) basis, the time period over which a given Purchase Payment (and interest credited thereon) is transferred will be accelerated as a result of the allocation of a subsequent Purchase Payment to an existing EDCA. Each allocation of a subsequent Purchase Payment will earn interest at the then-current interest rate applied to new allocations to an EDCA Account of the same monthly term.

ML-510 (07/01)

If you terminate your participation in this program, all money remaining in the EDCA Account will be transferred to the Fixed Account and will receive the rate being credited on new purchase payments at that time, unless you specify otherwise.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.


/s/ Gwenn L. Carr


Gwenn L. Carr
Vice-President & Secretary

ML-510 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

THREE MONTH MARKET ENTRY RIDER

This Rider forms a part of the Contract to which it is attached, and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. This Rider amends the Contract as follows:

The following provisions are added to the Contract:


                           THREE MONTH MARKET ENTRY

Prior to the Annuity Date, you may allocate Purchase Payments to a Three Month Market Entry Account ("TMME Account") that is backed by our General Account, subject to the Company's then current TMME rules and minimums. If you request to participate in the Three Month Market Entry program, we will open a TMME Account for you. The TMME Account will provide for transfers to any of the Subaccounts of the Separate Account that you have chosen based on a 3 month period. You may also choose any other time period that we may declare or make transfers to other account options that we may make available under the program. All Purchase Payments applied to this program will be allocated to your TMME Account. No transfers may be made into your TMME Account. You can have only one dollar cost averaging program at any given time.

Under the Three Month Market Entry program, a specified dollar amount of your Contract Value will be transferred on a monthly basis from your TMME Account to the Subaccounts you have chosen. The initial dollar amount transferred will be equal to the initial amount allocated to your TMME Account divided by the number of months in the time period you chose.

The first transfer will be made on the date the Purchase Payment is allocated to the TMME Account. Subsequent transfers will be made each month thereafter on the same day. However, transfers will be made on the 1/st/ day of the following month whenever a Purchase Payment is allocated on the 29/th/, 30/th/ or 31/st/ day of a month. If such a day is not a Business Day the transfer will take place on the next Business Day. Transfers will continue on a monthly basis until all amounts are transferred from the TMME Account. Your TMME Account will terminate as of the date of the last transfer.

The interest rate earned on your TMME Account will be the Fixed Account Minimum Guaranteed Interest Rate, plus any additional interest, which we may declare from time to time.

You may allocate subsequent Purchase Payments to your existing TMME Account The allocation of a subsequent Purchase Payment to your existing TMME Account increases the dollar amount transferred out of your TMME Account each month. We determine the increase in your monthly dollar amount by dividing your new allocation by the number of months in the original time period you chose. Your existing transfer amount is then increased by this amount to determine the total new dollar amount to be transferred out of your TMME each month. Since transfers from your TMME Account are made on a First-In-First-Out (FIFO) basis, the time period over which a given Purchase Payment (and interest credited thereon) is accelerated as a result of the allocation of a subsequent Purchase Payment to an existing TMME. Each allocation of a subsequent Purchase Payment will earn interest at the then-current interest rate applied to new allocations to a TMME Account of the same monthly term.

ML-520 (07/01)

If you terminate your participation in this program, all money remaining in the TMME Account will be transferred to a Money Market Subaccount unless you specify otherwise.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.


/s/ Gwenn L. Carr


Gwenn L. Carr
Vice-President & Secretary

ML-520 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------


DEATH BENEFIT RIDER [GREATER OF RETURN OF PURCHASE PAYMENTS/ 5/TH/ STEP-UP]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In case of a conflict with any provision in the Contract, the provisions of this Rider will control. The provisions of this Rider will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:

                           DEATH BENEFIT PROVISIONS

The following replaces the "Death Benefit Amount During the Accumulation Period" section of the "Death Benefit Provisions:"

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD -
The "Death Benefit Amount" will be the greater of:

     1)  the Account Balance;

     2) total Purchase Payments, reduced proportionately by the Percentage Reduction in Account Balance attributable to each partial withdrawal; or

     3)  Highest 5/th/ Anniversary Value: On the Issue Date we set this value
         -------------------------------
         equal to your initial Purchase Payment. We increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every 5/th/ Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest 5/th/ Anniversary Value equal to the higher amount.

However, if the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Death Benefit Amount payable when such new Owner dies will be the greater of:

     1)  the Account Balance;

     2) the Account Balance as of the effective date of the change of Owner, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken after that date; or

     3)  Highest 5/th/ Anniversary Value after an Owner change: After an Owner
         -----------------------------------------------------
         change, we set this value equal to the Account Balance as of the effective date of the Owner change. We increase this value by subsequent Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to subsequent partial withdrawals taken. On every 5/th/ Contract Anniversary prior to the new Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest 5/th/ Anniversary Value equal to the higher amount.

In addition, if the Contract is continued under the Spousal Continuation During Accumulation Period option, the Death Benefit Amount payable when the continuing spouse dies will be the greater of:

     1)  the Account Balance;

ML-530 (07/01)

     2) the Account Balance under the continued Contract as of the date it is adjusted for the Spousal Continuation, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken after that date, or

     3)  Highest 5/th/ Anniversary Value under a Spousal Continuation: Under a
         ------------------------------------------------------------
         Spousal Continuation of the Contract, we set this value equal to the Account Balance under the continued Contract as of the date it is adjusted for the Spousal Continuation. We increase this value by subsequent Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to subsequent partial withdrawals taken. On every 5/th/ Contract Anniversary prior to the continuing spouse's 81st birthday, we compare this value to the current Account Balance and we set the Highest 5/th/ Anniversary Value equal to the higher amount.

We compute the Percentage Reduction in Account Balance attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Balance immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Account Balance attributable to a partial withdrawal we multiply that value by 1 minus the Percentage Reduction.

The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and the first acceptable election for the payment method. Any excess of the Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in such Investment Division (and/or other account) bears to the total Account Balance. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will be subject to investment risk. This risk is borne by the Beneficiary (ies).

The following replaces the "Beneficiary Continuation Options During Accumulation Period -Spousal Continuation During Accumulation Period" section of the "Death Benefit Provisions:"

SPOUSAL CONTINUATION DURING ACCUMULATION PERIOD - If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Account Balance under the continued Contract will be adjusted to an amount equal to the Death Benefit Amount that would have been payable at the Owner's death. Any excess of the Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in a Investment Division (and/or other account) bears to the total Account Balance.


Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.


/s/ Gwenn L. Carr

Gwenn L. Carr
Vice-President & Secretary

ML-530 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

DEATH BENEFIT RIDER [- GREATER OF ANNUAL STEP-UP OR 5% ANNUAL INCREASE]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:

                           DEATH BENEFIT PROVISIONS

The following replaces the "Death Benefit Amount During The Accumulation Period" section of the "Death Benefit Provisions:"

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD -
The "Death Benefit Amount" will be the greater of:

1)  the Account Balance; or

2)  the Enhanced Death Benefit, which is the greater of (a) or (b):

    a)    Highest Anniversary Value: On the Issue Date we set this value equal
          -------------------------
          to your initial Purchase Payment. During each Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

    b)    Annual Increase Amount: On the Issue Date, we set the Annual Increase
          ----------------------
          Amount equal to your initial Purchase Payment. After that date, the Annual Increase Amount is equal to:

          i) the sum total of each Purchase Payment accumulated at the Annual Increase Accumulation Rate from the date the Purchase Payment is made; less

          ii) the sum total of each Withdrawal Adjustment for each partial withdrawal accumulated at the Annual Increase Accumulation Rate from the date of withdrawal.

However, if the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Death Benefit Amount payable when such new Owner dies will be the greater of:

1)  the Account Balance; or

2)  the Enhanced Death Benefit after an Owner change, which is the greater of
    (a) or (b):

    a)    Highest Anniversary Value after an Owner change: After an Owner change
          -----------------------------------------------
          we set this value equal to the Account Balance as of the effective date of the Owner change. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the new Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

    b)    Annual Increase Amount after an Owner change: After an Owner change,
          --------------------------------------------
          we set the Annual Increase Amount equal to the Account Balance as of the effective date of the Owner change. After that date, the Annual Increase Amount is equal to:

          i) the sum total of the Account Balance as of the effective date of the Owner change accumulated at the Annual Increase Accumulation Rate from that date and each Purchase Payment made after the effective date of the Owner change accumulated at the Annual Increase Accumulation Rate from the date such Purchase Payment is made; less

ML-540 (07/01)

          ii) the sum total of each Withdrawal Adjustment for each partial withdrawal taken after the effective date of the Owner change accumulated at the Annual Increase Accumulation Rate from the date of withdrawal.

In addition, if the Contract is continued under the Spousal Continuation During Accumulation Period option, the Death Benefit Amount payable upon the continuing spouse's death will be the greater of:

1)   the Account Balance; or

2) the Enhanced Death Benefit under a Spousal Continuation, which is the greater of (a) or (b):

     a)   Highest Anniversary Value under a Spousal Continuation: Under a
          ------------------------------------------------------
          Spousal Continuation of the Contract, we set this value equal to the Account Balance under the continued Contract as of the date it is adjusted for Spousal Continuation. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the continuing spouse's 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

     b)   Annual Increase Amount under a Spousal Continuation: Under a Spousal
          ---------------------------------------------------
          Continuation we set the Annual Increase Amount equal to the Account Balance under the continued Contract as of the date it is adjusted for Spousal Continuation. After that date, the Annual Increase Amount is equal to:

          i) the sum total of the Account Balance under the continued Contract as of the date it is adjusted for Spousal Continuation accumulated at the Annual Increase Accumulation Rate from that date and each Purchase Payment made after that date accumulated at the Annual Increase Accumulation Rate from the date such Purchase Payment is made; less

          ii) the sum total of each Withdrawal Adjustment for each partial withdrawal taken after the date the Account Balance is adjusted for Spousal Continuation accumulated at the Annual Increase Accumulation Rate from the date of withdrawal.

We compute the Percentage Reduction in Account Balance attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Balance immediately preceding such withdrawal. When we calculate a value reduced proportionately by the Percentage Reduction in Account Balance attributable to a partial withdrawal, we multiply the value immediately preceding the withdrawal by 1 minus the Percentage Reduction.

The Annual Increase Accumulation Rate is 5% per year through the earlier of the calculation date for the Death Benefit Amount or the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81/st/ birthday. No accumulation rate will be applied after the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81/st/ birthday.

The Withdrawal Adjustment for a partial withdrawal equals the value of the Annual Increase Amount immediately prior to such withdrawal multiplied by the Percentage Reduction in Account Balance attributable to that withdrawal.

The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and the first acceptable election for the payment method. Any excess of the Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in a Investment Division (and/or other account) bears to the total Account Value. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will be subject to investment risk. This risk is borne by the Beneficiary(ies).

ML-540 (07/01)

The following replaces the "Beneficiary Continuation Options During Accumulation Period - Spousal Continuation During the Accumulation Period" section of the "Death Benefit Provisions:"

The charge for this Rider is reflected on the Contract Schedule.

SPOUSAL CONTINUATION DURING THE ACCUMULATION PERIOD -
If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Account Balance under the continued Contract will be adjusted to an amount equal to the Death Benefit Amount that would have been payable at the Owner's death. Any excess of the Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account included by Rider) in the ratio that the portion of the Account Balance in such Investment Division (and/or other account) bears to the total Account Value.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.

/s/ Gwenn L. Carr

Gwenn L. Carr
Vice-President & Secretary

ML-540 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

DEATH BENEFIT RIDER [- ANNUAL STEP-UP]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:

                            DEATH BENEFIT PROVISIONS


The following replaces the "Death Benefit Amount During The Accumulation Period" section of the "Death Benefit Provisions:"

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD
The "Death Benefit Amount" will be the greater of:

     a)  the Account Balance; or

     b)  Highest Anniversary Value: On the Issue Date we set this value equal
         -------------------------
         to your initial Purchase Payment. During each Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

However, if the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Death Benefit Amount payable when such new Owner dies will be the greater of:

     a)  the Account Balance;  or

     b)  Highest Anniversary Value after an Owner change: After an Owner change,
         -----------------------------------------------
         we set this value equal to the Account Balance as of the effective date of the Owner change. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the new Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

In addition, if the Contract is continued under the Spousal Continuation During Accumulation Period option the Death Benefit Amount payable upon the continuing spouse's death will be the greater of:

     a)  the Account Balance; or

     b)  Highest Anniversary Value under a Spousal Continuation: Under a Spousal
         ------------------------------------------------------
         Continuation of the Contract, we set this value equal to the Account Balance under the continued Contract as of the date it is adjusted for the Spousal Continuation. During each subsequent Contract Year, we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the continuing spouse's 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

ML-550 (07/01)

We compute the Percentage Reduction in Account Balance attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Balance immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Account Balance attributable to a partial withdrawal we multiply that value by 1 minus the Percentage Reduction.

The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and the first acceptable election for the payment method. Any excess of the Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in such Investment Division (and/or other account) bears to the total Account Balance. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will be subject to investment risk. This risk is borne by the Beneficiary(ies).

The following replaces the "Beneficiary Continuation Options During Accumulation Period - Spousal Continuation During the Accumulation Period" section of the "Death Benefit Provisions:"

SPOUSAL CONTINUATION DURING THE ACCUMULATION PERIOD

If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Account Balance under the continued Contract will be adjusted to an amount equal to the Death Benefit Amount that would have been payable at the Owner's death. Any excess of the Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in a Investment Division (and/or other account) bears to the total Account Balance.

The charge for this Rider is reflected on the Contract Schedule.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.




/s/ Gwenn L. Carr

Gwenn L. Carr
Vice-President & Secretary

ML-550 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

GUARANTEED MINIMUM INCOME BENEFIT RIDER [-LIVING BENEFIT]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until terminated in accordance with the provisions below. This Rider amends the Contract as follows:

The following is added to the "Annuity Provisions" section:

GUARANTEED MINIMUM INCOME BENEFIT

We guarantee that your minimum monthly Fixed Income Payment will not be less than the Guaranteed Minimum Income Benefit (GMIB) Payment (less any applicable charges and fees as described in the Contract Schedule or any Rider) provided you meet the eligibility requirements below. If a higher Fixed Income Payment results from applying your total Adjusted Account Balance to the then current Fixed Annuity rates applicable to this class of contracts, we will pay you the greater payment.

At the Annuity Calculation Date, the GMIB Payment will be determined by applying the Income Base to the GMIB Annuity Table. In calculating the GMIB, any Withdrawal Charges that would have applied if you had made a full cash withdrawal of your Account Balance will be deducted from the Income Base. We reserve the right to reduce the Income Base for any Premium and Other Taxes that may apply.

Income Base
The Income Base is the greater of (a) or (b):

     a)  Highest Anniversary Value: On the Issue Date we set this value equal to
         -------------------------
         your initial Purchase Payment. During each Contract Year we increase this value by any Purchase Payments made and reduce it proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. On every Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, we compare this value to the current Account Balance and we set the Highest Anniversary Value equal to the higher amount.

     b)  Annual Increase Amount: On the Issue Date we set this amount equal to
         ----------------------
         your initial Purchase Payment. After the Issue Date, this amount will equal:

               i) The sum total of each Purchase Payment accumulated at the Annual Increase Accumulation Rate from the date the Purchase Payment is made, less

               ii) The sum total of each Withdrawal Adjustment for any partial withdrawal accumulated at the Annual Increase Accumulation Rate from the date of withdrawal (except as indicated).

We compute the Percentage Reduction in Account Balance attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Balance immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Account Balance attributable to a partial withdrawal we multiply that value by 1 minus the Percentage Reduction.

ML-560 (07/01)

The Annual Increase Accumulation Rate is 6% per year through the earlier of the Annuity Calculation Date or the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81/st/ birthday. No accumulation rate will be applied after the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81/st/ birthday. For purposes of calculating the Annual Increase Amount when the GMIB Rider charge is assessed, the Annual Increase Accumulation Rate will be applied through the end of the prior Contract Year.

The Withdrawal Adjustment for any partial withdrawal in a Contract Year equals the Annual Increase Amount immediately prior to the withdrawal multiplied by the Percentage Reduction in Account Balance attributable to that partial withdrawal. However, if total partial withdrawals in a Contract Year are 6% or less of the Annual Increase Amount on the previous Contract Anniversary, the total Withdrawal Adjustments for that Contract Year will be set equal to the dollar amount of total partial withdrawals in that Contract Year and treated as a single withdrawal at the end of that Contract Year.

GMIB Annuity Table
The GMIB Annuity Table is calculated based the Annuity 2000 Mortality Table with a 7-year age setback with interest of 2.5% per year. The rate applied will depend upon the Annuity Option chosen and the Attained Age and sex of the Annuitant and Joint Annuitant, if applicable.

Eligibility Requirements for the GMIB
You are only eligible to receive GMIB payments if:

1) The Owner is a natural person and the Owner is also the Annuitant. If the Owner is a non-natural person then the Annuitant will be considered the Owner for GMIB purposes. If Joint Owners are named, the age of the oldest will be used to determine the Income Base and GMIB Payment, and

2) You choose to start receiving Fixed Income Payments under one of the following Annuity Options:

     a) Life Income with 10 Years Certain. If you choose to start the Annuity Option after age 79, the guaranteed Years Certain component of the Annuity Option is reduced as follows:

             ----------------------------------------------------
               Age at Application to the     Guarantee/Years
               Annuity Option                Certain Period
             ----------------------------------------------------
               80                                   9
             ----------------------------------------------------
               81                                   8
             ----------------------------------------------------
               82                                   7
             ----------------------------------------------------
               83                                   6
             ----------------------------------------------------
               84 and 85                            5
             ----------------------------------------------------

     b)  Joint and Survivor Life Income with 10 Years Certain, and

3)   You choose an Annuity Date that is within
     a) 30 days following any Contract Anniversary after your 10/th/ Contract Anniversary, but

     b) no more than 30 days after the Contract Anniversary following your 85/th/ birthday.


GMIB Rider Charge
The GMIB Rider charges shown on the Contract Schedule are computed based on the specified percentage and the Income Base at the end of the prior Contract Year. The charge is assessed for the prior Contract Year at each Contract

ML-560 (07/01)

Anniversary. If you take a full withdrawal or apply any portion of your Adjusted Account Balance to an Annuity Option, a pro rata portion of the Rider charge will be assessed based on the number of days from the last Contract Anniversary to the date of withdrawal/application.

The Rider charge will be deducted from your Account Balance. This deduction will result in the cancellation of Accumulation Units from each applicable Investment Division (and/or reduction of any portion of the Account Balance allocated to any other accounts included by Rider) in the ratio the portion of the Account Balance in such Investment Division (and/or other account) bears to the total Account Balance.

GMIB Termination Provisions
The GMIB Rider Provisions will terminate upon the earliest of:

     a) The 30/th/ day following the Contract Anniversary immediately after your 85/th/ birthday;

     b)   The date you make a full withdrawal of your Account Balance;

     c) The date you apply all or any portion of your Adjusted Account Balance to an Annuity Option and you are not eligible to receive GMIB payments;

     d) Death of the Owner, or death of the Annuitant if a non-natural person owns the Contract; or

     e) Change of the Owner or Joint Owner (or Annuitant if the Owner is a non-natural person), for any reason.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.


/s/ Glenn L. Carr

Gwenn L. Carr
Vice-President & Secretary

ML-560 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

ADDITIONAL DEATH BENEFIT RIDER [- EARNINGS PRESERVATION BENEFIT]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:


                           DEATH BENEFIT PROVISIONS

The following is added to the "Death Benefit Provisions:"


ADDITIONAL DEATH BENEFIT DURING THE ACCUMULATION PERIOD - During the Accumulation Period, an Additional Death Benefit will be paid to your Beneficiary (ies) upon your death, the first death of a Joint Owner, or the death of the Annuitant if a non-natural person owns the Contract. If a non-natural person owns the Contract, the Annuitant shall be deemed to be Owner for purposes of determining the Additional Death Benefit. If there are Joint Owners, the age of the oldest will be used to determine the Additional Death Benefit.


Additional Death Benefit Amount
The Additional Death Benefit Amount will be:


Before the Contract Anniversary immediately preceding the Owner's 81st birthday:

1)  the difference between;

    a)  the Death Benefit Amount payable under the Contract, and

    b)  total Purchase Payments not previously withdrawn,

2)  multiplied by the ADB Benefit Percentage for the Owner's Issue Age.


On or after the Contract Anniversary immediately preceding the Owner's 81st birthday:

1)  the difference between;

    a) the Death Benefit Amount on the Contract Anniversary immediately preceding the Owner's 81st birthday, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken after that date, and

    b)  total Purchase Payments not previously withdrawn,

2)  multiplied by the ADB Benefit Percentage for the Owner's Issue Age.


    We determine your total Purchase Payments not previously withdrawn by deducting partial withdrawals from your Contract in the order described in your Contract Schedule (first against Earnings in the Contract and then against Purchase Payments).

ML-570 (07/01)

However, if the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Additional Death Benefit Amount payable upon the new Owner's death will be:


     Before the Contract Anniversary immediately preceding the new Owner's 81st birthday:

     1)   the difference between;

              (a)  the Death Benefit Amount payable under the Contract, and

              (b) total Purchase Payments not previously withdrawn after the Owner change,

     2) multiplied by the ADB Benefit Percentage for the new Owner's age as of the effective date of the change of Owner.


     On or after the Contract Anniversary immediately preceding the new Owner's 81st birthday:

     1)   the difference between;

              (a) the Death Benefit Amount on the Contract Anniversary immediately preceding the new Owner's 81st birthday, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken after that date, and

              (b) total Purchase Payments not previously withdrawn after the Owner change,

     2) multiplied by the ADB Benefit Percentage for the new Owner's age as of the effective date of the change of Owner.


     When we calculate total Purchase Payments not previously withdrawn after the Owner change, we ignore any Purchase Payments made before the effective date of the change of Owner and set this value equal to the Account Balance on that date. We increase this value by any subsequent Purchase Payments made and apply any subsequent partial withdrawals first against Earnings credited after that date.


Regardless, if the Contract is continued under the Spousal Continuation During Accumulation Period option and the spouse chooses to continue the Additional Death Benefit provisions so that the Additional Death Benefit is payable upon the continuing spouse's death rather than the Owner's death, the Additional Death Benefit Amount will be:

     Before the Contract Anniversary immediately preceding the continuing spouse's 81st birthday:

     1)   the difference between;

              (a)  the Death Benefit Amount payable under the Contract, and

              (b)  total Purchase Payments not previously withdrawn,

     2) multiplied by the ADB Benefit Percentage for the deceased Owner's Issue Age.

     On or after the Contract Anniversary immediately preceding the continuing spouse's 81st birthday:

     1)   the difference between;

              (a) the Death Benefit Amount on the Contract Anniversary immediately preceding the continuing spouse's 81st birthday, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken after that date, and

              (b)  total Purchase Payments not previously withdrawn,

     2) multiplied by the ADB Benefit Percentage for the deceased Owner's Issue Age.


When we calculate total Purchase Payments not withdrawn under a Spousal Continuation, we treat the continuing spouse the same as the deceased Owner with respect to Purchase Payments made and partial withdrawals taken.

ML-570 (07/01)

We compute the Percentage Reduction in Account Balance attributable to a partial withdrawal by dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Balance immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Account Balance attributable to a partial withdrawal we multiply that value by 1 minus the Percentage Reduction.


The Additional Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and the first acceptable election for the payment method and treated as a death benefit payable under the Contract. Any excess of the Additional Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in an Investment Division (and/or other account) bears to the total Account Balance. If the Additional Death Benefit is not paid immediately in a lump sum, any portion of the Additional Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will remain subject to investment risk. This risk is borne by the Beneficiary(ies).


ADB Benefit Percentages
The ADB Benefit Percentages are as follows:

        Age                      ADB Benefit Percentage

        Ages 69 or younger                40%

        Ages 70 - 79                      25%

        Ages 80 and above                  0%


Options for Spousal Continuation During the Accumulation Period
If the Owner dies during the Accumulation Period and the Beneficiary who is his or her spouse elects to continue the Contract in his or her name, the Beneficiary has the option of:

    1) Continuing the Additional Death Benefit provisions so that the Additional Death Benefit is payable upon the death of the continuing spouse rather than on the death of the Owner, or

    2) Discontinuing the Additional Death Benefit provisions and having the Additional Death Benefit Amount that would have been payable at the Owner's death added to the Account Balance. Any excess of the Additional Death Benefit Amount over the Account Balance will be allocated to each applicable Investment Division (and/or other account option included by Rider) in the ratio that the portion of the Account Balance in such Investment Division (and/or other account) bears to the total Account Balance.


The charge for this Rider is shown on the Contract Schedule.


Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.


/s/ Gwenn L. Carr

Gwenn L. Carr
Vice-President & Secretary

ML-570 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

PURCHASE PAYMENT CREDIT RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:


                         PURCHASE PAYMENTS PROVISIONS

The following is added to the "Purchase Payments Provisions:"

PURCHASE PAYMENT CREDITS - Each Purchase Payment you make during the first Contract Year will be credited with the Purchase Payment Credit. The amount of the Purchase Payment Credit is described on the Contract Schedule.

If you exercise the "Free Look" provision of the Contract, we will return your Account Balance less the Adjusted Purchase Payment Credit. The Adjusted Purchase Payment Credit is equal to the lesser of:

     1. The portion of the Account Balance that is attributable to any Purchase Payment Credit, or

     2.   The total of Purchase Payment Credit(s).

The Purchase Payment Credit will be allocated to the Contract in the same proportion that the applicable Purchase Payment is allocated.

All Purchase Payment Credits will be treated as Earnings under the Contract.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.


/s/ Gwenn L. Carr

Gwenn L. Carr
Vice-President & Secretary

ML-580 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

UNISEX ANNUITY RATES RIDER

This Rider forms a part of the Contract to which it is attached for use in connection with a retirement plan which receives favorable income tax treatment under Sections 401, 403 or 408 of the Internal Revenue Code, or where required by state law. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. We may further amend the Contract from time to time to meet any requirements applicable to such plans or laws. The effective date of this Rider is the Issue Date shown on the Contract Schedule. The provisions of the Contract are modified as follows:

     1. Deleting any reference to sex;

     2. The Contract is further modified by substituting the attached Annuity Rate Tables for the corresponding Annuity Rate Tables in the Tables section of the Contract.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.


/s/ Gwenn L. Carr


Gwenn L. Carr
Vice-President & Secretary

VE-9 (07/01)

               FIXED ANNUITY TABLES AND VARIABLE ANNUITY TABLES

                    AMOUNT OF FIRST MONTHLY INCOME PAYMENT

                         PER $1000 OF ACCOUNT BALANCE


                                Annuitant Only


Option 1: Life Annuity               Option 2: Life Annuity with 10
                                     Years of Income Annuity Payments Guaranteed

Attained Age                              Attained Age
of Annuitant       Unisex                 of Annuitant         Unisex
-------------------------                 ---------------------------
        55         3.81                           55           3.79
        60         4.12                           60           4.09
        65         4.53                           65           4.48
        70         5.09                           70           4.99
        75         5.87                           75           5.64
        80         6.96                           80           6.46
        85         8.54                           85           7.40


Option 3: Joint and Last Survivor Life Annuity

                        Age of Joint Annuitant - Unisex

Attained Age                10 Years    5 Years    Same    5 Years    10 Years
of Annuitant - Unisex       Younger     Younger    Age      Older      Older
----------------------------------------------------------------------------
        55                  3.23        3.34       3.44    3.53       3.61
        60                  3.40        3.53       3.66    3.78       3.88
        65                  3.61        3.78       3.95    4.11       4.25
        70                  3.88        4.11       4.34    4.56       4.74
        75                  4.25        4.56       4.87    5.17       5.42
        80                  4.74        5.17       5.62    6.03       6.38
        85                  5.42        6.03       6.68    7.27       7.75

Option 4: Joint and Last Survivor Annuity with 10 Years of Income Payments Guaranteed

                        Age of Joint Annuitant - Unisex


Attained Age                10 Years    5 Years    Same    5 Years    10 Years
of Annuitant - Unisex       Younger     Younger    Age     Older      Older
---------------------------------------------------------------------------
        55                  3.23        3.34       3.44    3.53       3.61
        60                  3.40        3.53       3.66    3.78       3.88
        65                  3.61        3.78       3.95    4.11       4.24
        70                  3.88        4.11       4.34    4.55       4.72
        75                  4.24        4.55       4.86    5.14       5.37
        80                  4.72        5.14       5.56    5.93       6.20
        85                  5.37        5.93       6.48    6.92       7.19

Monthly installments for ages not shown will be furnished on request.

VE-9 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME OR HOSPITAL CONFINEMENT RIDER


This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. This Rider is irrevocable and its provisions will remain part of the Contract until the earlier of the Annuity Date or the date the Contract terminates. This Rider amends the Contract as follows:

The following will be added to the "PURCHASE PAYMENTS" section of the "PURCHASE PAYMENT PROVISIONS:"

If a Withdrawal Charge has been or will be waived for Nursing Home or Hospital Confinement under the terms of this Rider, Purchase Payments can no longer be made under the Contract.

The following provisions are added to the Contract:

      WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME OR HOSPITAL CONFINEMENT


After the first Contract Anniversary, the Withdrawal Charge will be waived upon a withdrawal if:

     1. you are confined to a Nursing Home and/or Hospital for at least 90 consecutive days or confined for a total of at least 90 days if there is no more than a 6-month break in the confinement and the confinements are for related causes;

     2. the first confinement referred to in (1) above begins on or after the first Contract Anniversary;

     3. the withdrawal request and proof satisfactory to us of confinement are received by us at our Administrative Office either while you are confined or within 90 days after such confinement;

     4. confinement in a Nursing Home and/or Hospital is prescribed by a Physician and is Medically Necessary;

     5. you have been the Owner continuously since the Issue Date, or you are a Spousal Beneficiary who continues the Contract under the Spousal Continuation During Accumulation Period Option; and

     6. you were less than the Maximum Nursing Home or Hospital Confinement Rider Issue Age specified on the Contract Schedule on the Issue Date.

In the case of Joint Owners, this Rider applies to either Joint Owner. If the Owner is not a natural person, this Rider applies to the Annuitant provided the Annuitant has continuously been the Annuitant since the Issue Date.

ML-590 (07/01)

                                  DEFINITIONS


Hospital - A facility which:

     1.   is located in the United States or its territories;

     2.   is licensed as a hospital by the jurisdiction in which it is located;

     3.   is supervised by a staff of licensed physicians;

     4. provides nursing services 24 hours a day by, or under the supervision of, a registered nurse (R.N.);

     5. operates primarily for the care and treatment of sick and injured persons as inpatients for a charge; and

     6.   has access to medical and diagnostic facilities.


Intermediate Care Facility - A facility which:

     1.   is located in the United States;

     2. is licensed and operated as an Intermediate Care Facility according to the laws of the jurisdiction in which it is located;

     3. provides continuous 24 hours a day nursing service by, or under the supervision of, a registered graduate professional nurse (R.N.) or a licensed practical nurse (L.P.N.); and

     4.   maintains a daily medical record of each patient.


Medically Necessary - Appropriate and consistent with the diagnosis in accord with accepted standards of practice and which could not have been omitted without affecting the individual's condition.

Nursing Home - A facility which is a Skilled Nursing Facility, an Intermediate Care Facility or Residential Care Facility. Nursing Home does not mean:

     1. a home for the aged, a community living center or place that primarily provides domiciliary, residency or retirement care; or

     2. a place owned or operated by a member of the Owner's immediate family. Immediate family members include the Owner's spouse, children, parents, grandparents, grandchildren, siblings and in-laws.

Physician - Any person duly licensed and legally qualified to diagnose and treat sickness and injuries. A physician must be providing services within the scope of his or her license. A Physician may not be a member of the Owner's immediate family.

Residential Care Facility - A facility which:

     1.   is located in the United States or its territories;

     2. is licensed and operated as a Residential Care Facility according to the laws of the jurisdiction in which it is located; and

     3. provides nursing care under the supervision of a registered professional nurse (R.N.).

Skilled Nursing Facility - A facility which:

     1.   is located in the United States or its territories;

     2. is licensed and operated as a skilled Nursing Facility according to the laws of the jurisdiction in which it is located;

ML-590 (07/01)

     3. provides skilled nursing care under the supervision of a licensed physician;

     4. provides continuous 24 hours a day nursing services by, or under the supervision of, a registered graduate professional nurse (R.N.); and

     5.   maintains a daily medical record of each patient.


Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.





/s/ Gwenn L. Carr

Gwenn L. Carr
Vice-President & Secretary

ML-590 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

WAIVER OF WITHDRAWAL CHARGE FOR TERMINAL ILLNESS RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. This Rider is irrevocable and its provisions will remain in part of the Contract until the earlier of the Annuity Date or the date the Contract terminates. This Rider amends the Contract as follows:

The following is added to the "PURCHASE PAYMENTS" section of the "PURCHASE PAYMENTS PROVISIONS:"

If a Withdrawal Charge has been or will be waived for Terminal Illness under the terms of this Rider, Purchase Payments can no longer be made under the Contract.

The following provisions are added to the Contract:


               WAIVER OF WITHDRAWAL CHARGE FOR TERMINAL ILLNESS

After the first Contract Anniversary, the Withdrawal Charge will be waived upon a withdrawal if:

     1.  you are terminally ill and not expected to live more than 12 months;

     2.  a Qualified Physician certifies to your illness and life expectancy;

     3.  you had not been diagnosed with the terminal illness as of the Issue
         Date;

     4. you have been the Owner continuously since the Issue Date or you are a Spousal Beneficiary who continues the Contract under the Spousal Continuation During Accumulation Period Option; and

     5. you were less than the Maximum Terminal Illness Rider Issue Age specified on the Contract Schedule on the Issue Date.

In the case of Joint Owners, this Endorsement Rider applies to either Joint Owner. If the Owner is a not a natural person, this Rider applies to the Annuitant provided the Annuitant has continuously been the Annuitant since the Issue Date.

Qualified Physician is any person duly licensed and legally qualified to diagnose and treat sickness and injuries. A physician must be providing services within the scope of his or her license. A Physician may not be a member of the Owner's immediate family. Immediate family members include the Owner's spouse, children, parents, grandparents, grandchildren, siblings and in-laws.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.


/s/ Gwenn L. Carr


Gwenn L. Carr
Vice-President & Secretary

ML-595 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

WAIVER OF WITHDRAWAL CHARGE FOR DISABILITY RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. This Rider is irrevocable and its provisions will remain in part of the Contract until the earlier of the Annuity Date or the date the Contract terminates. This Rider amends the Contract as follows:


The following is added to the "PURCHASE PAYMENTS" section of the "PURCHASE PAYMENTS PROVISIONS":"

If a Withdrawal Charge has or will be waived for Disability under the terms of this Rider, Purchase Payments can no longer be made under the Contract.

The following is added to the Contract:

WAIVER OF WITHDRAWAL CHARGE FOR DISABILITY

After the first Contract Anniversary, the Withdrawal Charge will be waived upon a withdrawal if:

     1. You are less than the Maximum Disability Waiver Attained Age stated on the Contract Schedule, became permanently and totally disabled subsequent to the First Contract Anniversary and are receiving disability benefits from the Social Security Administration;
     2. Your Contract is owned by a natural person and you have been the Owner continuously since the Issue Date or you are a Spousal Beneficiary who continues the Contract under the Spousal Continuation During Accumulation Period Option; and

In the case of Joint Owners, this Endorsement Rider applies to either Joint Owner. If the Owner is a not a natural person, this Rider applies to the Annuitant provided the Annuitant has continuously been the Annuitant since the Issue Date.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.


/s/ Gwenn L. Carr

Gwenn L. Carr
Vice-President & Secretary

VE-6 (05/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the same as the date of issue shown on the Contract Data Page.

The term "Contract", wherever used herein, shall also mean "Policy".

THE FOLLOWING PROVISIONS APPLY TO A CONTRACT WHICH IS ISSUED ON A QUALIFIED BASIS IF THE APPLICATION INDICATES IT IS TO BE ISSUED UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, ("CODE") SECTION 408. THE PROVISIONS OF THE APPLICABLE QUALIFIED RETIREMENT PLAN TAKE PRECEDENCE OVER THE PROVISIONS OF THIS CONTRACT. IN THE CASE OF A CONFLICT WITH ANY PROVISION IN THE CONTRACT OR ANY OTHER ENDORSEMENTS OR RIDERS, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL. THE CONTRACT IS AMENDED AS FOLLOWS:

1.   The Owner is the Annuitant.

2.   This Contract is not transferable.

3. This Contract, and the benefits under it, cannot be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than to the issuer of the Contract.

4.   The Annuitant's entire interest in this Contract is nonforfeitable.

5. This Contract is established for the exclusive benefit of the Annuitant and the Annuitant's beneficiary(ies).

6. Except in the case of a rollover contribution (as permitted by Code sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3)) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Code Section 408(k), no contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed $2,000 for any taxable year.

7. No contribution will be accepted under a SIMPLE plan established by any employer pursuant to Code Section 408(p). No transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE plan, prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE plan.

8. Distributions under the annuity payment options in the Contract must commence to be distributed, no later than the first day of April following the calendar year in which the Annuitant attains age 70 1/2 (required beginning date), over (a) the life of the Annuitant, or the lives of the Annuitant and his or her designated beneficiary, or (b) a period certain not extending beyond the life expectancy of the Annuitant, or the joint and last survivor expectancy of the Annuitant and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and the

ML-408 (07/01)

--------------------------------------------------------------------------------

     regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Life expectancy for distributions under an annuity payment option may not be recalculated.

9. If required distributions are to be made in a form other than one of the annuity payment options contained in the Contract, then the entire value of the Contract will commence to be distributed no later than the first day of April following the calendar year in which the Annuitant attains age 70 1/2 (required beginning date), over (a) the life of the Annuitant, or the lives of the Annuitant and his or her designated beneficiary, or (b) a period certain not extending beyond the life expectancy of the Annuitant, or the joint and last survivor expectancy of the Annuitant and his or her designated beneficiary.

     The amount to be distributed each year, beginning with the first calendar year for which distributions are required and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing. the Annuitant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Annuitant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q & A-4 or Q & A-5, as applicable, of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Annuitant shall be distributed using the applicable life expectancy as the relevant divisor without regard to Proposed Income Tax Regulation Section 1.401(a)(9)-2.

     Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Annuitant by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the Annuitant and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the Annuitant attains age 70 1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

10. An Annuitant shall be permitted to withdraw the required distribution in any year from another individual retirement account or annuity maintained for the benefit of the Annuitant in accordance with Notice 88-38. The Annuitant shall be responsible in such instance for determining whether the minimum distribution requirements are met, and the Company shall have no responsibility for such determination.

11. If the Annuitant dies after distribution of benefits has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death or as otherwise allowed under Code Section 401(a)(9) and the regulations thereunder. If the Annuitant dies before distribution of benefits commences, the entire amount payable to the beneficiary will be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Annuitant's death except to the extent that an election is made to receive distributions in accordance with
     (i), (ii) or (iii) below:

     (i) if any portion of the Contract proceeds is payable to a designated beneficiary, distributions may be made in installments over the life or over a period not extending beyond the life expectancy of the designated beneficiary commencing no later than December 31 of the calendar year immediately following the calendar year in which the Annuitant died;

     (ii) if the designated beneficiary is the Annuitant's surviving spouse, and benefits are to be distributed in accordance with (i) above, distributions must begin on or before the later of (a) December 31 of the calendar year immediately following the calendar year in which the Annuitant died or (b) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2;

ML-408 (07/01)

--------------------------------------------------------------------------------

       (iii) if the designated beneficiary is the Annuitant's surviving spouse, the spouse may treat the Contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the Contract, makes a rollover to or from such Contract, or fails to elect any of the above provisions.

       Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the Annuitant's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. Life expectancy for distributions under an annuity payment option in the Contract may not be recalculated.

       Distributions under this section are considered to have begun if distributions are made on account of the individual reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

12. The Company shall furnish annual calendar year reports concerning the status of the annuity.

13. Any reference or restrictions, limitations or requirements in the Contract regarding misstatement of sex or proof of sex is hereby deleted.

14. The Company may at its option either accept additional future payments or terminate the Contract by a lump sum payment of the then present value of the paid up benefit if no premiums have been received for two full consecutive Contract years and the paid up annuity benefit at maturity would be less than $20 per month.

All other terms and conditions of the Contract remain unchanged.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.


/s/ Gwenn L. Carr

Gwenn L. Carr
Vice-President & Secretary

ML-408 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

ROTH INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the same as the issue date of the Contract. The following provisions apply to a Contract which is issued as a Roth IRA under the Internal Revenue Code of 1986, as amended, ("Code") Section 408A. In the case of a conflict with any provisions in the Contract and any other Endorsements or Riders, the provisions of this Endorsement will control. The Contract is amended as follows:

1.   The Owner is the Annuitant.

2.   This Contract is not transferable.

3. This Contract, and the benefits under it, cannot be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than to the issuer of the Contract.

4.   The Owner's entire interest in this Contract is nonforfeitable.

5. This Contract is established for the exclusive benefit of the Owner and the Owner's Beneficiary(ies).

6.   Purchase Payments -

     a)   Maximum permissible amount. Except in the case of a qualified rollover
          --------------------------
          contribution or a re-characterization (as defined in (e) below), no Purchase Payment will be accepted unless it is in cash and the total of such contributions to all the Owner's Roth IRAs for a taxable year does not exceed $2,000, or the Owner's compensation, if less, for that taxable year. The contribution described in the previous sentence that may not exceed the lesser of $2,000 or the Owner's compensation is referred to as a "regular contribution." A "qualified rollover contribution" is a rollover contribution that meets the requirements of section 408(d)(3) of the Code, except the one-rollover-per-year rule of section 408(d)(3)(B) does not apply if the rollover contribution is from an IRA other than a Roth IRA (a "non-Roth IRA"). Purchase Payments may be limited under (b) through (d) below.

     b)   Regular contribution limit. If (i) and/or (ii) below apply, the
          --------------------------
          maximum regular contribution that can be made to all the Owner's Roth IRAs for a taxable year is the smaller amount determined under (i) or
          (ii).

          (i) The maximum regular contribution is phased out ratably between certain levels of modified adjusted gross income ("modified AGI," defined in (f) below) in accordance with the following table:

Filing Status               Full Contribution      Phase-out Range          No Contribution
--------------------------------------------------------------------------------------------
                                                   Modified AGI
-------------------- -------------------------- -------------------------- -----------------
Single or Head         $ 95,000 or less          Between $95,000             $110,000 or
of Household                                     and $110,000                more

Joint Return or        $ 150,000 or less         Between $150,000            $160,000 or
Qualifying                                       and $160,000                more
Widow(er)

Married-               $ 0                       Between $0                  $10,000 or
Separate Return                                  and $10,000                 more
-------------------- -------------------------- -------------------------- -----------------

               If the Owner's modified AGI for a taxable year is in the phase-out range, the maximum regular contribution determined under this table for that taxable year is rounded up to the next multiple of $10 and is not reduced below $200.

ML-446 (07/01)

--------------------------------------------------------------------------------

          (ii) If the Owner makes regular contributions to both Roth and non-Roth IRAs for a taxable year, the maximum regular contribution that can be made to all the Roth IRAs for that taxable year is reduced by the regular contributions made to the non-Roth IRAs for the taxable year.

     c)   Qualified rollover contribution limit. A rollover from a non-Roth IRA
          -------------------------------------
          cannot be made to this IRA if, for the year the amount is distributed from the non-Roth IRA, (i) the Owner is married and files a separate return, (ii) the Owner is not married and has modified AGI in excess of $100,000 or (iii) the Owner is married and together the Certificate Owner and the Owner's spouse have modified AGI in excess of $100,000. For purposes of the preceding sentence, a husband and wife are not treated as married for a taxable year if they have lived apart at all times during that taxable year and file separate returns for the taxable year.

     d)   Simple IRA limits. No contributions will be accepted under a SIMPLE
          -----------------
          IRA Plan established by any employer pursuant to Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA Plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA Plan, prior to the expiration of the 2-year period beginning on the date the Owner first participated in that employer's SIMPLE IRA Plan.

     e)   Re-characterization. A regular contribution to a non-Roth IRA may be
          -------------------
          re-characterized pursuant to the rules in section 1.408A-5 of the Proposed Income Tax Regulations as a regular contribution to this IRA, subject to the limits in (b) above.

     f)   Modified AGI. For purposes of (b) and (c) above, modified AGI for a
          ------------
          taxable year is defined in Section 408A(c)(3)(C)(i) and does not include any amount included in adjusted gross income as a result of a rollover from a non-Roth IRA (a "conversion").

No amount is required to be distributed prior to the death of the Owner for whose benefit the Contract was originally established.

8. (a) Upon the death of the Owner, distribution of any remaining benefits shall be completed by December 31 of the calendar year containing the fifth anniversary of the Owner's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:
          (i) If the Owner's interest is payable to a designated Beneficiary, than the entire interest of the individual may be distributed over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the individual died.

         (ii) If the designated Beneficiary is the Owner's surviving spouse, the date distributions are required to begin in accordance with
               (i) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the individual died or (B) December 31 of the calendar year in which the individual would have attained age 70 1/2 1/2.

    (b) If the designated Beneficiary is the individual's surviving spouse, the spouse may elect to treat the Contract as his or her own Roth IRA. This election will be deemed to have been made if such surviving spouse makes a regular contribution to the Contract, makes a rollover to or from such Contract, or fails to take distributions under (a) above.

    (c) Payments required under (a)(i) or (a) (ii) above must be made at intervals of no longer than 1 year and must be either non-increasing or increasing as provided in Q&A F-3 of Section 1.401 (a)(9)-1 of the Proposed Income Tax Regulations.

    (d) Life expectancy is computed by use of the expected return multiples in Table V of Section 1.72-9 of the Income Tax Regulations. If the designated Beneficiary is the individual's surviving spouse, then, unless otherwise elected by the surviving spouse by the time distributions are required to begin, the surviving spouse's life expectancy shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated Beneficiary, life expectancies shall be calculated using the attained age of such Beneficiary during the calendar year in which distribution are required

ML-446 (07/01)
        to begin pursuant to (i) or (ii) above, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. Life expectancies shall not be recalculated for payments made under an Annuity Option.

9. Separate records will be maintained for the interest of each Owner and the Company will furnish annual calendar year reports concerning the status of the Contract.

10. The Company may at its option either accept additional future payments or terminate the Contract by a lump sum payment of the then present value of the paid up benefit if no premiums have been received for two full consecutive policy years and the paid up annuity benefit at maturity would be less than $20 per month.

All other terms and conditions of the Contract remain unchanged.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.



/s/ Gwenn L. Carr

Gwenn L. Carr
Vice-President & Secretary

ML-446 (07/01)

                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

--------------------------------------------------------------------------------

401 PLAN ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the issue date of the Contract. The following provisions apply to a Contract which is issued under a plan qualified under the Internal Revenue Code of 1986, as amended, ("Code") Section 401 (the "Plan"). In the case of a conflict with any provision in the Contract and any other Endorsements or Riders, the provisions of this Endorsement will control. The Contract is amended as follows:

     1. The Annuitant of this Contract will be the applicable Participant under the Plan and the Owner of this Contract will be as designated in the Plan.

     2. This Contract and the benefits under it, cannot be sold, assigned, transferred, discounted, pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, or otherwise transferred to any person other than the Company.

     3. This Contract shall be subject to the provisions, terms and conditions of the qualified pension or profit-sharing Plan under which the Contract is issued. Any payment, distribution or transfer under this Contract shall comply with the provisions, terms and conditions of such Plan as determined by the Plan administrator, trustee or other designated Plan fiduciary. We shall be under no obligation under or by reason of issuance of this Contract either (a) to determine whether any such payment, distribution or transfer complies with the provisions, terms and conditions of such Plan or with applicable law, or (b) to administer such Plan, including, without limitation, any provisions required by the Retirement Equity Act of 1984.

     4. Notwithstanding any provision to the contrary in this Contract or the qualified pension or profit-sharing Plan of which this Contract is a part, we reserve the right to amend or modify this Contract or Endorsement to the extent necessary to comply with any law, regulation, ruling or other requirement deemed by us to be necessary to establish or maintain the qualified status of such pension or profit-sharing Plan.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.

/s/ Gwenn L. Carr

Gwenn L. Carr
Vice-President & Secretary

ML-401 (07/01)

                       Metropolitan Life Insurance Company

                               One Madison Avenue
                            New York, New York 10010

--------------------------------------------------------------------------------


TAX SHELTERED ANNUITY ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached and is effective as of the issue date of the Contract. The following provisions apply to a Contract which is issued under the Internal Revenue Code of 1986, as amended, ("Code") section 403(b). In the case of a conflict with any provision in the Contract and any other Endorsements or Riders, the provisions of this Endorsement will control. The Contract is amended as follows:

1. Owner. The Owner must be either an organization described in section 403(b)(1)(A) of the Code or an individual employee of such an organization. If the Owner is an organization described in section 403(b)(1)(A) of the Code, then the individual employee for whose benefit the organization has established an annuity plan under section 403(b) of the Code must be the Annuitant under the Contract. If the Owner is an employee of an organization described in section 403(b)(1)(A) of the Code, then such employee must be the Annuitant under the Contract.

2.   The interest of the Annuitant in the Contract shall be nonforfeitable.

3. Non-transferability. Other than in a transaction with the Company, or as provided below, the interest of the Annuitant under this Contract cannot be transferred, sold, assigned, discounted, or used as collateral for a loan or as security for any other purpose. These requirements shall not apply to a "qualified domestic relations order" (as defined in Code Section 414(p)).

4. Purchase Payments must be made by an organization described in Code section 403(b)(1)(A), except in the case of a rollover contribution under Code sections 403(b)(8) or 408(d)(3), or a nontaxable transfer from another contract qualifying under Code section 403(b) or a custodial account qualifying under Code section 403(b)(7). All Purchase Payments must be made in cash.

     If Purchase Payments are made pursuant to a salary reduction agreement, the maximum contribution when combined with all other plans, contracts or arrangements may not exceed the amount of the limitation provided for in Code section 402(g). Purchase Payments must not exceed the amount allowed by section 415 and section 403(b) of the Code.

5. Distributions During Annuitant's Life. Distributions under this Contract must commence by April 1 of the calendar year following the later of: (a) the calendar year the Annuitant attains age 70 1/2 or (b) the calendar year in which the Annuitant retires. Payments shall be made over: (a) the life of the Annuitant or the lives of the Annuitant and his or her designated Beneficiary (within the meaning of Section 401(a)(9) of the Code); or (b) a period certain not extending beyond the life expectancy of the Annuitant or the joint and last survivor expectancy of the Annuitant and his or her designated Beneficiary.

     If payments under an Annuity Option in the Contract are to be made for a definite or fixed period, said period cannot, at the time payments are to commence, exceed the life expectancy of the Annuitant or, if applicable, the joint and last survivor expectancy of the Annuitant and a designated Beneficiary, nor may it exceed the applicable maximum period under Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must either be non-increasing or may increase only as provided in Q&A F-3 of section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     All distributions under this Contract are subject to the distribution requirements of section 403(b)(10) of the Code and will be made in accordance with the requirements of section 401(a)(9) of the Code, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

ML-398 (07/01)

--------------------------------------------------------------------------------

6. Minimum Distribution Requirements - After Death. If the Annuitant dies after required distributions under this Contract are deemed to have begun, all amounts payable under this Contract must be distributed to the Beneficiary or to such other person entitled to receive them at least as rapidly as under the method of distribution in effect prior to the Annuitant's death.

     If the Annuitant dies before required distributions have begun, the entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death, except that:

     (a) if the interest is payable to an individual who is the Annuitant's designated Beneficiary, the designated Beneficiary may elect to receive the entire interest over the life of the designated Beneficiary or over a period not extending beyond the life expectancy of the designated Beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Annuitant dies; or

     (b) if the designated Beneficiary is the Annuitant's surviving spouse, the surviving spouse may elect to receive the entire interest over the life of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse, commencing at any date on or before the later of:

         (i) December 31 of the calendar year immediately following the Calendar year in which the Annuitant died; or

         (ii) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2.

         If the surviving spouse dies before distributions begin, the limitations of this section (without regard to this paragraph (b)) will be applied as if the surviving spouse were the Annuitant.

         An irrevocable election of the method of distribution by a designated Beneficiary who is the surviving spouse must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Annuitant's death or the date distributions are required to begin pursuant to this paragraph (b). If no election is made, the entire interest will be distributed in accordance with the method of distribution in this paragraph (b).

An irrevocable election of the method of distribution by a designated Beneficiary who is not the surviving spouse must be made within one year of the Annuitant's death. If no such election is made, the entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death.

Required distributions under this section are considered to have begun if distributions are made on account of the Annuitant reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to the Annuitant over a period permitted and in an annuity form acceptable under section 1.401(a)(9) of the Proposed Income Tax Regulations. All distributions made after the death of the Annuitant will be made in accordance with section 401(a)(9) of the Code.

7. Life Expectancy Calculations. Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations.

     If benefits under the Contract are payable in accordance with the Annuity Options set forth in the Contract, life expectancy will not be recalculated. If required distributions are payable in a form other than under such Annuity Options, life expectancy will not be recalculated unless permitted by the Company and annual recalculation is elected at the time distributions are required to begin (a) by the Annuitant, or (b) for purposes of distributions beginning after the Annuitant's death, by the surviving spouse. Such an election will be irrevocable as to the Annuitant and the surviving spouse, and will apply to all subsequent years.

     The life expectancy of a non-spouse designated Beneficiary (a) may not be recalculated, and (b) will be calculated using the attained age of such designated Beneficiary during the calendar year in which distributions are required to begin pursuant to this Endorsement. Payments for any subsequent calendar year will be calculated based on

ML-398 (07/01)

--------------------------------------------------------------------------------

     such life expectancy reduced by one for each calendar year which has elapsed since the calendar year in which life expectancy was first calculated.

8. Annuity Options. All Annuity Options under the Contract must meet the requirements of section 403(b)(10) of the Code, including the requirement that payments to persons other than the Annuitant are incidental. The provisions of this Endorsement reflecting the requirements of sections 401(a)(9) and 403(b)(10) of the Code override any Annuity Option, systematic withdrawal plan or other settlement option which is inconsistent with such requirements.

     If a guaranteed period of payments is chosen under an Annuity Option, the length of the period over which the guaranteed payments are to be made must not exceed the shorter of (1) the Annuitant's life expectancy, or if a Joint Annuitant is named, the joint and last survivor expectancy of the Annuitant and the Joint Annuitant, and (2) the applicable maximum period under section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     All payments made under a joint and survivor Annuity Option after the Annuitant's death while the Joint Annuitant is alive must be made to the Joint Annuitant.

     Except to the extent Treasury regulations allow the Company to offer different Annuity Options that are agreed to by the Company, only the Annuity Options set forth in the Contract will be available. In the event a Joint Annuitant is named who is not the Annuitant's spouse, the percentage level of payments during the remaining lifetime of the Joint Annuitant can not exceed the amount allowed under section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

9. Premature Distribution Restrictions. Any amounts in the Contract attributable to contributions made pursuant to a salary reduction agreement after December 31, 1988, and the earnings on such contributions and on amounts held on December 31, 1988, may not be distributed unless the Annuitant has reached age 59 1/2, separated from service, died, become disabled (within the meaning of Code section 72(m)(7)) or incurred a hardship as determined by the organization described in Section 1 of this Endorsement; provided, that amounts permitted to be distributed in the event of hardship shall be limited to actual salary deferral contributions (excluding earnings thereon); and provided further, that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by section 414(p) of the Code.

     Purchase payments made by a nontaxable transfer from a custodial account qualifying under section 403(b)(7) of the Code, and earnings on such amounts, will not be paid or made available before the Annuitant dies, attains age 59 1/2, separates from service, becomes disabled (within the meaning of Code Section 72(m)(7)), or in the case of such amounts attributable to contributions made under the custodial account pursuant to a salary reduction agreement, encounters financial hardship; provided, that amounts permitted to be paid or made available in the event of hardship will be limited to actual salary deferral contributions made under the custodial account (excluding earnings thereon); and provided further, that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by section 414(p) of the Code.

10. Direct Rollovers. The Annuitant subject to the terms of the Contract, may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Annuitant. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Annuitant, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Annuitant or the joint lives (or joint life expectancies) of the Annuitant and the Annuitant's Beneficiary, or for a specified period of ten years of more; any distribution required under Code section 401(a)(9); hardship distributions; and the portion of any distribution that is not includible in gross income. An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), or another Code section 403(b) tax-sheltered annuity, that accepts the Annuitant's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is only an individual retirement account or individual retirement annuity. A direct rollover is a payment by the Company to the eligible retirement plan specified by the Annuitant or other eligible distributee under the Code.


11. If this Contract is part of a plan which is subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"), any payments and distributions under this Contract (whether as income, as proceeds payable at the

ML-398 (07/01)

--------------------------------------------------------------------------------

     Annuitant's death, upon partial redemption or full surrender or otherwise), and any Beneficiary designation, shall be subject to the joint and survivor annuity and pre-retirement survivor annuity requirements of ERISA Section 205.

12. The Company will furnish annual calendar year reports concerning the status of the annuity.

13. Amendments. The Company may further amend this Contract from time to time in order to meet any requirements which apply to it under Code section 403(b) or ERISA.

Metropolitan Life Insurance Company has caused this Rider to be signed by its Vice-President & Secretary.




/s/ Gwenn L. Carr


Gwenn L. Carr
Vice-President & Secretary

ML-398 (07/01)

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PPS-(07/01)

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INDIVIDUAL FLEXIBLE PURCHASE PAYMENT

DEFERRED VARIABLE ANNUITY CONTRACT


NONPARTICIPATING

NO DIVIDENDS


                                 MetLife(R)
                      Metropolitan Life Insurance Company

                              One Madison Avenue
                           New York, New York 10010

PPS-(07/01)